Exhibit 99.1

[Published CUSIP Number:                                 ]

AMENDED AND RESTATED

CREDIT AGREEMENT

dated as of August 20, 2009

among

CIBER, INC., A DELAWARE CORPORATION

as Borrower,

THE SUBSIDIARIES OF BORROWER PARTY HERETO,

as Subsidiary Guarantors,

THE FINANCIAL INSTITUTIONS PARTY HERETO,

as Lenders,

BANK OF AMERICA, N.A.,

as Administrative Agent,
Swing Line Lender and L/C Issuer,

BBVA COMPASS,

 as Syndication Agent

and

U.S. BANK NATIONAL ASSOCIATION,

as Documentation Agent

BANC OF AMERICA SECURITIES LLC

and

BBVA COMPASS

as Joint Lead Arrangers and Co-Book Runners

i

SCHEDULES

2.01	Lenders; Commitments; Applicable Percentages
5.15	Intellectual Property Rights
5.16	Equity Interests Held by Borrower; Equity Interests in Borrower
5.17	Insurance
5.19	Labor Issues
5.22(a)	Locations of Real Property
5.22(b)	Taxpayer and Organizational Identification Numbers
5.22(c)	Changes in Legal Name, State of Formation and Structure
5.24	Deposit and Securities Accounts
7.01(b)	Existing Liens
7.01(o)	Earn Out Obligations
7.03	Existing Debt
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

A	Form of Assignment and Assumption
B	Form of Compliance Certificate
C	Form of Joinder Agreement
D	Form of Loan Notice
E-1	Form of Revolving Note
E-2	Form of Swing Line Note
E-3	Form of Term Note
F	Form of Swing Line Notice

iv

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 20, 2009, is among CIBER, INC., a Delaware corporation (“Borrower”), Subsidiary Guarantors party hereto, the several financial institutions party to this Agreement in their capacity as lenders hereunder (the “Lenders”), and BANK OF AMERICA, N.A., a national banking association, as Administrative Agent, Swing Line Lender and L/C Issuer.

RECITALS

WHEREAS Borrower has requested that Lenders provide credit facilities for the purposes set forth herein, and Lenders are willing to do so on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

AGREEMENT

ARTICLE I

CERTAIN DEFINED TERMS; CERTAIN RULES OF CONSTRUCTION

Section 1.01         Certain Defined Terms.

As used herein:

“Acquiree” has the meaning ascribed thereto in the definition of “Permitted Acquisition” contained herein.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in:  (a) the acquisition of:  (i) all or substantially all of the assets of a Person; or (ii) any business or division of a Person; (b) the acquisition of in excess of fifty percent of the Equity Interests of any Person, or otherwise causing any Person to become a Subsidiary of such Person; or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) in which Borrower or a Subsidiary of Borrower is the surviving Person.

“Act” has the meaning ascribed thereto in Section 10.13.

“Administrative Agent” means, at any time, the administrative agent for the Lending Parties under each of the Loan Documents (which, initially, shall be Bank of America).

“Administrative Agent’s Office” means Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as Administrative Agent may from time to time notify Borrower, Guarantors and each Lending Party.

“Administrative Detail Form” means an administrative detail form in a form supplied by, or otherwise acceptable to, Administrative Agent.

“Affiliate” means, with respect to any Person, (a) another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the

Person specified or (b) each of such Person’s officers, directors, joint venturers and partners; provided that in no case shall Administrative Agent or any Lender be deemed to be an Affiliate of Borrower or any its Subsidiaries for purposes of this Agreement.

“Aggregate Revolving Credit Commitments” means, at any time, the aggregate Revolving Credit Commitments of all Lenders.  The aggregate principal amount of the Aggregate Revolving Credit Commitments in effect on the Closing Date is ONE HUNDRED FIVE MILLION DOLLARS ($105,000,000).

“Agreement” means this Credit Agreement.

“Applicable Percentage” means with respect to any Lender at any time, (a) with respect to such Lender’s Revolving Credit Commitment at any time, the percentage of the Aggregate Revolving Credit Commitments represented by such Lender’s Revolving Credit Commitment at such time; provided that if the commitment of each Lender to make Revolving Credit Loans and the obligation of L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Revolving Credit Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments and (b) with respect to such Lender’s portion of the outstanding Term Loan at any time, the percentage of the outstanding principal amount of the Term Loan held by such Lender at such time.  The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means with respect to Revolving Credit Loans, the Term Loan, Swing Line Loans, Letters of Credit and the Commitment Fee, the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by Administrative Agent pursuant to Section 6.02(a):

Pricing Tier	Consolidated Leverage Ratio	Commitment Fee	L/C Fee	Eurodollar Rate Loans	Base Rate Loans
1	< 1.5 to 1.0	0.50%	2.75%	2.75%	1.75%
2	> 1.5 to 1.0 but < 2.0 to 1.0	0.50%	3.00%	3.00%	2.00%
3	> 2.0 to 1.0 but < 2.5 to 1.0	0.50%	3.25%	3.25%	2.25%
4	> 2.5 to 1.0	0.50%	3.50%	3.50%	2.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of Required Lenders, Pricing Tier 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall continue to apply until the first Business Day immediately following the date a Compliance Certificate is delivered in accordance with Section 6.02(a), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Leverage Ratio contained in such Compliance Certificate.  The Applicable Rate in effect from the Closing Date through the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a) for the fiscal quarter ending September 30, 2009 shall be determined based upon Pricing

Tier 4.  Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.09.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Banc of America Securities LLC as sole lead arranger and sole book runner for the transactions contemplated by the Loan Documents.

“Assignment and Assumption” means an assignment and assumption entered into by a Lending Party and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by Administrative Agent, in substantially the form of Exhibit A or any other form approved by Administrative Agent.

“Attributable Debt” means, on any date of determination:  (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP; and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet for Borrower for the fiscal year ended December 31, 2008, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of Borrower, including the notes thereto, together with the opinion issued thereon by the independent accountants that prepared such financial statements.

“Automatic Extension Letter of Credit” has the meaning ascribed thereto in Section 2.03(b)(iv).

“Available Revolving Credit Commitment” means the Aggregate Revolving Credit Commitments minus the Total Revolving Credit Outstandings.

“Availability Period” means, with respect to the Revolving Credit Commitments, the period from the Closing Date to the Maturity Date.

“Bank of America” means Bank of America, N.A.

“Bankruptcy Code” means the federal Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.).

“Bankruptcy Laws” means, collectively:  (a) the Bankruptcy Code; and (b) all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate for such day, (b) the sum of 0.50% plus the Federal Funds Rate for such day and (c) the Eurodollar Base Rate plus 1.0%.

“Base Rate Loan” means a Loan that bears interest based upon the Base Rate.

“Borrower” has the meaning ascribed thereto in the preamble hereto.

“Borrowing” means a Revolving Credit Borrowing, a Term Loan Borrowing and/or a Swing Line Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the city and state where the Administrative Agent’s Office is located; provided that, if any such day relates to the Eurodollar Rate or any Eurodollar Rate Loan, such day must also be a day on which dealings in Dollar deposits are conducted by and between banks in the London interbank offered market.

“Capital Expenditures” means all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of capital leases that is capitalized on the balance sheet of such Person including in connection with a sale-leaseback transaction) by such Person for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that are required to be capitalized under GAAP on a balance sheet of such Person.  For purposes of this definition:  (a) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment owned by such Person thereof or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price minus the credit granted by the seller of such equipment for such equipment being traded in at such time, or the amount of such proceeds, as the case may be; and (b) neither an acquisition to the extent made with the proceeds of a Disposition in accordance with Section 2.05(b)(iv) and Section 7.05(f)(iii) nor any Acquisition complying with Section 7.02(e) shall be deemed a “Capital Expenditure” hereunder.

“Cash Collateral” means all Collateral that has, in accordance with the provisions hereof, been pledged to Cash Collateralize:  (a) L/C Obligations; or (b) Loans that are Eurodollar Rate Loans.

“Cash Collateralize” means to pledge and deposit with or deliver to Administrative Agent, for the benefit of L/C Issuer and Lenders, as collateral for the L/C Obligations or the Loans, cash or deposit account balances pursuant to documents in form and substance satisfactory to Administrative Agent and L/C Issuer (which documents are hereby consented to by Lenders).

“Cash Equivalents” means, as to any Person:  (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (but only so long as the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition; (b) securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than ninety days from the date of acquisition and having one of the two highest ratings from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc.; (c) domestic and Eurodollar certificates of deposit, time or demand deposits or bankers’ acceptances maturing within six months after the date of acquisition issued or guaranteed by or placed with, and money market deposit accounts issued or offered by:  (i) any Lender; and (ii) any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000.00; (d) repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clause (a) and (b) of this definition entered into with any bank meeting the qualifications specified in clause (c) of this definition; (e) commercial paper issued by the parent corporation of any Lender or any commercial bank (provided that the parent corporation and the bank are both incorporated in the United States) having capital and surplus in excess of $250,000,000.00 and commercial paper issued by any Person incorporated in the United States, which commercial paper is rated at least A-1 or the equivalent thereof by Standard & Poor’s Corporation or at least P-1 or the equivalent thereof by Moody’s Investors Service, Inc., and in each case maturing not more than ninety days after the date of acquisition by such Person; and (f) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through (e) of this definition.

“Cash Management Obligations” shall mean any and all obligations owing pursuant to any treasury or cash management services extended to any Loan Party by any Lending Party or any Affiliate of any Lending Party including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Change in Law” means the occurrence, after the date of this Agreement, of:  (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Change of Control” means (a) an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of twenty-five percent or more of the Equity Interests of Borrower entitled to vote for members of the board of directors or equivalent governing body of Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); (b) if a majority of the board of directors of Borrower shall no longer be composed of individuals (i) who were members of said board on the date hereof, (ii) whose election or nomination to said board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of said board, or (iii) whose election or nomination to said board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of said board; or (c) a “change of control” or similar event under any Permitted Subordinated Debt.

“Closing Date” means August 20, 2009.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all property and interests in property and proceeds thereof now owned or hereafter acquired by Borrower or any Subsidiary Guarantor in or upon which a Lien now or hereafter exists in favor of Administrative Agent, for the benefit of itself and each Lending Party (or any of the foregoing), whether under this Agreement or under any other Loan Document.

“Collateral Documents” means, collectively, each Guaranty, the Security Documents, and all other security agreements, mortgages, deeds of trust, patent, trademark and copyright assignments, lease assignments and other similar documents between any Loan Party and Administrative Agent, for the benefit of itself and each Lending Party (or any of the foregoing), now or hereafter delivered to Administrative Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or other comparable Law) against any Loan Party as debtor in favor of Administrative Agent, for the benefit of itself and each Lending Party (or any of the foregoing), as secured party.

“Commitment” means, as to each Lender, the Revolving Credit Commitment of such Lender and/or the Term Loan Commitment of such Lender.

“Compliance Certificate” means a certificate substantially in the form of Exhibit B.

“Consolidated Adjusted EBITDA” means an amount equal to the difference between (a) Consolidated EBITDA for the period consisting of the four consecutive Fiscal Periods ending on such date minus (b) Capital Expenditures for such period.

“Consolidated EBITDA” means, for any period, for Borrower and its Subsidiaries on a consolidated basis, the sum of (without duplication):  (a) the net income (or net loss) for such period; provided that net income (or net loss) shall be computed without giving effect to extraordinary gains or extraordinary losses; provided further that there shall be excluded the net income (or net loss) of any Person (other than a Subsidiary of Borrower) in which Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Borrower or such Subsidiary in the form of dividends or similar distributions; plus (b) Consolidated Interest Expense (net of interest income) for such period to the extent included in the determination of such net income (or net loss); plus (c) Consolidated Tax Expense for such period to the extent included in the determination of such net income (or net loss); plus (d) all amounts treated as expenses for such period for depreciation and the amortization of intangibles of any kind; plus (e) any non-cash expense attributable to the expensing of share based payment awards (including without limitation awards related to stock option programs and phantom stock programs) pursuant to the implementation of or compliance with the Financial Accounting Standards Board Statement 123R (excluding any such expense that constitutes an accrual of or a reserve for cash charges for any future period); minus (f) without duplication, any non-cash gains attributable to the expensing of share based payment awards (including without limitation awards related to stock option programs and phantom stock programs) pursuant to the implementation of or compliance with the Financial Accounting Standards Board Statement 123R (excluding any such gain that represents the reversal of any accrual of or reserve for anticipated cash charges in any prior period that are described in the parenthetical to clause (e) above); plus (g) any non-cash mark-to-market expense (minus any non-cash mark-to-market gains) relating to Swap Agreements permitted hereunder for such period to the extent included in the determination of such net income (or net loss), but in each case only to the extent included in the determination of such Consolidated EBITDA.

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, subject to Section 1.02(l), the ratio of (a) Consolidated Adjusted EBITDA for the period consisting of the four consecutive Fiscal Periods ending on such date; to (b) Consolidated Fixed Charges for the period consisting of the four consecutive Fiscal Periods ending on such date.

“Consolidated Fixed Charges” means, for any period, for Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of (i) Consolidated Tax Expenses for such period plus (ii) Consolidated Interest Expense for such period plus (iii) Consolidated Scheduled Funded Debt Payments for such period plus (iv) the amount of cash Restricted Payments permitted by Section 7.06(d) made during such period, all as determined in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, for Borrower and its Subsidiaries on a consolidated basis, the sum of (without duplication):  (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with Debt (including capitalized interest) during such period; plus (b) all payments made under interest rate Swap Contracts during such period to the extent not included in clause (a) of this definition; minus (c) all payments received under interest rate Swap Contracts during such period; plus (d) the portion of rent expense with respect to such period under capital leases that is treated as interest in accordance with GAAP; plus (e) the Synthetic Lease Interest Component with respect to such period.

“Consolidated Leverage Ratio” means, as of any date of determination, subject to Section 1.02(l), the ratio of:  (a) Consolidated Total Debt; to (b) Consolidated EBITDA for the period consisting of the four consecutive Fiscal Periods ending on such date.

“Consolidated Scheduled Funded Debt Payments” means for any period for Borrower and its Subsidiaries on a consolidated basis, the sum of all scheduled payments of principal on Consolidated Total Debt, as determined in accordance with GAAP.  For purposes of this definition, “scheduled payments of principal” (a) shall be determined without giving effect to any reduction of such scheduled payments resulting from the application of any voluntary or mandatory prepayments made during the applicable period, (b) shall be deemed to include the Attributable Debt in respect of capital leases, securitization transactions and Synthetic Lease Obligations and (c) shall not include any voluntary prepayments or mandatory prepayments required pursuant to Section 2.05.  Notwithstanding the foregoing, for purposes of calculating Consolidated Scheduled Funded Debt Payments as of September 30, 2008, December 31, 2008, March 31, 2009, June 30, 2009 and September 30, 2009, scheduled payments of principal with respect to the Term Loan for each of the four fiscal quarter periods ending September 30, 2008, December 31, 2008, March 31, 2009, June 30, 2009 and September 30, 2009 shall be deemed to be $10,000,000.

“Consolidated Tax Expenses” means, for any period, for Borrower and its Subsidiaries on a consolidated basis, the aggregate of all income taxes, as determined in accordance with GAAP.

“Consolidated Total Debt” means, as of any date of determination, the aggregate principal amount of all Debt of Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, provided, it being understood that the following does not constitute Debt for purposes of this definition:  (a) Debt under Swap Agreements, (b) surety and performance bonds permitted under Section 7.03(i), (c) any Debt under the IBM Credit Agreement but only to the extent that (i) such Debt is repaid within the earlier of (x) forty-five days of incurrence and (y) the due date therefor, (ii) the equipment purchased that gave rise to the incurrence of such Debt is subject to a valid, binding and enforceable purchase contract requiring a third party purchaser to purchase such equipment within 45 days of such incurrence and (iii) the obligations of the purchaser under such purchase contract are absolute and not contingent on any matter whatsoever (other than cancellation rights of such purchaser in the ordinary course, but only if, under such circumstances, Borrower shall have an absolute and unconditional right to cancel (and shall promptly so cancel) the affected order or return the affected equipment in each case for full credit against the Debt associated therewith).

“Contingent Obligations” has the meaning ascribed thereto in the definition of “Debt” contained herein.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  The terms “Controlling” and “Controlled” have meanings correlative thereto.  Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, the power to vote ten percent or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Credit Extension” means each of the following:  (a) a Borrowing; and (b) an L/C Credit Extension.

“Debt” means, as to any Person as of any date of determination, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:  (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all direct or contingent obligations of such Person arising under letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (c) net obligations of such Person under any Swap Contract; (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business not past due for more than sixty days unless being contested in good faith) including, without limitation, any Earn Out Obligations recognized as a liability on the balance sheet of Borrower and its Subsidiaries in accordance with GAAP; (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (f) all Attributable Debt; (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and (h) all Guarantees of such Person in respect of any of the foregoing (collectively, “Contingent Obligations”).  For all purposes hereof, the Debt of any Person shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Debt is expressly made non-recourse to such Person.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Default” means any Event of Default or any event or condition that, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

“Default Rate” means:  (a) when used with respect to Obligations other than L/C Fees, a per annum interest rate equal to the sum of:  (i) the Base Rate; plus (ii) the Applicable Rate applicable to Base Rate Loans; plus (iii) two hundred basis points per annum; provided that, with respect to a Eurodollar Rate Loan, the Default Rate shall be a per annum interest rate equal to the sum of:  (A) the interest rate (including any Applicable Rate) otherwise applicable to such Eurodollar Rate Loan; plus (B) two hundred basis points per annum; and (b) when used with respect to L/C Fees, a per annum interest rate equal to the sum of (i) the Applicable Rate applicable to L/C Fees plus (ii) two hundred basis points per annum.

“Defaulting Lender” means any Lender that:  (a) has failed to fund any portion of the Loans, any participations in L/C Obligations or any participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder; has otherwise failed to pay to Administrative Agent or any Lending Party, as the case may be, any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute; or (c) has been deemed insolvent or become the subject of a proceeding under any Bankruptcy Law.

“Disposition” means the sale, assignment transfer, conveyance, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer, conveyance or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.  The term “Dispose” has a meaning correlative thereto.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means each direct or indirect Subsidiary which is organized under the laws of the United States or any state thereof.

“Earn Out Obligations” means, with respect to an Acquisition, all obligations of Borrower or any Subsidiary to make earn out or other contingency payments (including purchase price adjustments, non-competition and consulting agreements, or other indemnity obligations) pursuant to the documentation relating to such Acquisition.  The amount of any Earn Out Obligations at the time of determination shall be the aggregate amount, if any, of such Earn Out Obligations that are required at such time under GAAP to be recognized as liabilities on the consolidated balance sheet of Borrower.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iv), (v) and (vi) (subject to such consents, if any, as may be required under Section 10.06(b)(ii)).

“Environmental Claims” means all claims, however asserted, by any Governmental Authority or other Person alleging Environmental Liabilities.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon:  (a) violation of any Environmental Law; (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials; (c) exposure to any Hazardous Materials; (d) the release or threatened release of any Hazardous Materials into the environment; or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Borrower or any Subsidiary thereof within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means any of the following:  (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 400 1(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

“Eurodollar Rate” means,

(a)                                  for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum obtained by dividing: (i) either (x) equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.  If such rate is not available at such time for any reason, then the “Eurodollar Rate” for such Interest Period shall be the rate per annum determined by Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period by (b) the sum of:  (i) one; minus (ii) the stated maximum rate (rounded upwards, as necessary, to the nearest one-one hundredth of one percent), as in effect on the date of the determination of any “Eurodollar Rate” in accordance with clause (i) of this definition, of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such date to any member bank of the Federal Reserve System in respect of “Eurocurrency liabilities” as defined in Regulation D (or any successor category of liabilities under Regulation D) of the FRB as in effect on such day, whether or not applicable to any Lending Party; and

(b)                                 for any interest rate calculation with respect to a Base Rate Loan, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time two business days prior to the date of determination (provided that if such day is not a London Business Day, the next preceding London Business Day) for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate determined by Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made, continued or converted by Bank of America and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.

Each determination by Administrative Agent pursuant to this definition shall be conclusive absent manifest error.

“Eurodollar Rate Loan” means a Loan that bears interest based upon the Eurodollar Rate.

“Event of Default” has the meaning ascribed thereto in Section 8.01.

“Event of Loss” means, with respect to any property, any of the following:  (a) any loss, destruction or damage of such property; or (b) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation of such property or the requisition of the use of such property.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Property” means, with respect to any Loan Party, including any Person that becomes a Loan Party after the Closing Date as contemplated by Section 6.13, (a) any owned or leased real or personal property which is located outside of the United States, (b) any personal property (including, without limitation, motor vehicles) in respect of which perfection of a Lien is not either (i) governed by the Uniform Commercial Code or (ii) effected by appropriate evidence of the Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, (c) the Equity Interests of any direct Foreign Subsidiary of a Loan Party to the extent not required to be pledged to secure the Obligations pursuant to Section 6.13, (d) any property which, subject to the terms of Section 7.09, is subject to a Lien of the type described in Section 7.01(i) pursuant to documents which prohibit such Loan Party from granting any other Liens in such property and (e) any leasehold interest of any Loan Party in office space.

“Excluded Taxes” means, with respect to Administrative Agent, any Lending Party or any other recipient of any payment to be made by or on account of any obligation of Borrower or any Guarantor hereunder or under any Loan Document:  (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lending Party, in which its applicable Lending Office is located; and (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which Borrower or any Guarantor is located.

“Exempt Foreign Subsidiary” means each Foreign Subsidiary that (a) is treated as a partnership under the IRC or (b) is not treated as an entity that is separate from (A) Borrower; (B) any Person that is treated as a partnership under the IRC; or (C) any “United States person” (as defined in section 770 1(a)(30) of the IRC).

“Existing Credit Agreement” means that certain Credit Agreement dated as of February 11, 2008 by and among Borrower, Subsidiary Guarantors, the lenders party thereto and Wells Fargo, as administrative agent, as amended.

“Existing Guaranteed Obligations” has the meaning ascribed thereto in Section 10.14(j).

“Extraordinary Receipts” means, with respect to any Person, any cash received by or paid to or for the account of such Person not in the ordinary course of business, including pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings and proceeds of from an Event of Loss), indemnity payments and any purchase price adjustments; provided, however, that an Extraordinary Receipt shall not include (a) tax refunds or (b) cash receipts from proceeds of insurance or indemnity payments to the extent that such proceeds, awards or payments are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that: (a) if such day is not a Business Day, then the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day; and (b) if no such rate is so published on such next succeeding Business Day, then the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of one-hundredth of one percent) charged to Bank of America on such day on such transactions as determined by Administrative Agent.

“Fee Letter” means the letter agreement, dated August 17, 2009, among Borrower, Administrative Agent and Arranger.

“Fiscal Period” means, as of any date of determination with respect to Borrower or any Subsidiary thereof, each fiscal quarter occurring during each of Borrower’s fiscal years.

“Foreign Subsidiary” shall mean each direct or indirect Subsidiary which is organized in a jurisdiction other than the United States of America or any state thereof.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect:  (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation; (b) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Debt or other obligation of the payment or performance of such Debt or other obligation; (c) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation; or (d) entered into for the purpose of assuring in any other manner the obligee in respect of such Debt or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning ascribed thereto in Section 10.14(a).

“Guarantor” means, collectively: (a) each Subsidiary Guarantor (including each Subsidiary of Borrower who executes a Joinder Agreement following the date hereof); and (b) each other Person who, following the date hereof, is required pursuant to the terms hereof to be a guarantor of the Obligations.

“Guaranty” means any guaranty, in form and substance acceptable to Administrative Agent, made by a Guarantor in favor of Administrative Agent and for the benefit of Administrative Agent and Lending Parties and includes the guaranty set forth in Section 10.14.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Obligations” means, with respect to any Loan Party, all liabilities of such Loan Party under Swap Contracts entered into with any Lender or an Affiliate of any Lender.

“Honor Date” has the meaning ascribed thereto in Section 2.03(c)(i).

“IBM Credit Agreement” means that certain Agreement for Wholesale Financing, dated March 9, 2004, between IBM Credit LLC and Borrower, as amended on or prior to the Closing Date and as amended after the date hereof as permitted hereby.

“Immaterial Subsidiary” means, on any date of determination, a Subsidiary having (a) total assets with an aggregate book value of less than $1,000,000.00 on such date and (b) annual revenue of less than $1,000,000.00 on such date.

“Impacted Lender” means any Lender as to which (a) L/C Issuer has a good faith belief that such Lender has defaulted in fulfilling its obligations under one or more other syndicated credit facilities or (b) an entity that controls such Lender has been deemed insolvent or has become subject to a bankruptcy or other similar proceeding.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” has the meaning ascribed thereto in Section 10.04(b).

“Intellectual Property Rights” has the meaning ascribed thereto in Section 5.15.

“Interest Payment Date” means:  (a) with respect to:  (i) a Eurodollar Rate Loan, the last day of each Interest Period applicable thereto; provided that, if any such Interest Period exceeds three months, the date that falls three months after the beginning of such Interest Period shall also be an Interest Payment Date; (ii) a Base Rate Loan (other than a Swing Line Loan), the last Business Day of each calendar quarter; and (iii) a Swing Line Loan, the last Business Day of each calendar month; and (b) in the case of all Loans, the Maturity Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, three or six months thereafter, as selected by Borrower in its related Loan Notice; provided that:  (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and (c) no Interest Period for any Loan shall extend beyond the Maturity Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of:  (a) the purchase or other acquisition of capital stock or other securities of another Person; (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Debt of such other Person; or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means, with respect to any Letter of Credit, the L/C Application relating thereto and any other document entered into by L/C Issuer and Borrower or in favor of L/C Issuer and relating to any such Letter of Credit.

“Joinder Agreement” means an agreement entered into by a Subsidiary of Borrower following the date hereof to join in the Guaranty set forth in Section 10.14, in substantially the form of Exhibit C or any other form approved by Administrative Agent.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means a Lender’s funding of its participation in an L/C Borrowing in accordance with its Applicable Percentage.

“L/C Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by L/C Issuer.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of

Credit that has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof, the extension of the expiry date thereof or the increase of the amount thereof.

“L/C Expiration Date” means the day that is ten days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“L/C Fee” has the meaning ascribed thereto in Section 2.03(i).

“L/C Issuer” means (a) Bank of America and/or (b) any other Lender from time to time designated by Borrower as an L/C Issuer with the consent of such Lender and Administrative Agent, in each case in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.  In the event that there is more than one L/C Issuer at any time, references herein and in the other Loan Documents to the L/C Issuer shall be deemed to refer to the L/C Issuer in respect of the applicable Letter of Credit or to all L/C Issuers, as the context requires.

“L/C Obligations” means, at any time, the sum of:  (a) the aggregate amount available to be drawn under all outstanding Letters of Credit; plus (b) the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.  For all purposes of this Agreement, if at any time of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in an amount equal to the amount remaining available to be drawn.

“L/C Sublimit” means an amount equal to $15,000,000.00.  The L/C Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments.

“Lender” has the meaning ascribed thereto in the preamble hereto.  On the Closing Date, Lenders are designated on Schedule 2.01.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Detail Form, or such other office or offices as a Lender may from time to time notify Guarantors, Administrative Agent and Lending Parties.

“Lending Parties” means, collectively, Lenders, Swing Line Lender and L/C Issuer.

“Letter of Credit” means any standby letter of credit issued hereunder.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means any Revolving Credit Loan, Term Loan and/or Swing Line Loan.

“Loan Documents” means, collectively, this Agreement, each Note, each Issuer Document, each Subordination Agreement, each Collateral Document, and the Fee Letter.

“Loan Notice” means a notice, pursuant to Section 2.02(a), of: (a) a borrowing of Revolving Credit Loans or the Term Loan; (b) a conversion of Revolving Credit Loans or the Term Loan from one Type to the other; or (c) a continuation of Eurodollar Rate Loans; which, if in writing, shall be substantially in the form of Exhibit D.

“Loan Parties” means, collectively, Borrower and all Guarantors.

“Margin Stock” has the meaning ascribed thereto in Regulation U of the FRB.

“Material Adverse Effect” means any of the following:  (a) a material adverse change in, or material adverse effect upon, the business, condition (financial or otherwise), operations, performance, properties, assets or liabilities (actual or contingent) of the Loan Parties taken as a whole; (b) a material impairment of the ability of either:  (i) Borrower; or (ii) the Loan Parties taken as a whole, to perform their respective obligations under the Loan Documents; (c) a material adverse effect upon:  (i) the legality, validity, binding effect or enforceability of any Loan Document against either:  (A) Borrower; or (B) the Loan Parties taken as a whole; or (ii) the rights and remedies of Administrative Agent or any Lending Party under or in respect of any Loan Document; or (d) a material adverse change in the attachment, perfection or priority of Administrative Agent’s or any Lender’s security interest in the Collateral.

“Maturity Date” means August 20, 2012; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Rate” has the meaning ascribed thereto in Section 10.09.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001 (a)(3) of ERISA to which Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Proceeds” means, (i) in respect of any Disposition or Event of Loss, the proceeds in cash or Cash Equivalents received by any Loan Party with respect to or on account of such Disposition or Event of Loss, net of:  (a) in the case of a Disposition, the direct costs of such Disposition payable or reasonably anticipated to be payable by the recipient of such proceeds, or, in the case of an Event of Loss, the direct costs of collecting insurance or other proceeds, in each case excluding amounts payable to Borrower or any Affiliate of Borrower; (b) sales, use and other taxes paid or payable by such recipient as a result thereof; and (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Debt secured by a Permitted Lien on the properties subject to such Disposition; (ii) with respect to any issuance or incurrence of any Debt by any Loan Party, the proceeds in cash or Cash Equivalents received by any Loan Party with respect to or on account of such issuance or incurrence less the sum of (a) the actual amount of the fees and commissions payable to Persons other than Borrower or any Affiliate of Borrower, (b) legal expenses and (c) other costs and expenses, in each case directly related to such issuance or incurrence that are to be paid by such Loan Party; and (iii) with respect to any issuance of Equity Interests by any Loan Party, the proceeds in cash or Cash Equivalents received by any Loan Party with respect to or on account of such issuance, less the sum of (a) the actual amount of the fees and commissions payable to Persons other than Borrower or any Affiliate of Borrower, (b) legal expenses and (c) other costs and expenses, in each case directly related to such issuance that are to be paid by such Loan Party.

“Note” means any promissory note executed by Borrower in favor of a Lender pursuant to Section 2.11 in substantially the form of Exhibit E.

“Obligations” means all advances, debts, liabilities, obligations, covenants and duties owing by any Loan Party to Administrative Agent or any Lending Party, as well as all Hedging Obligations and Cash Management Obligations; in each case under or in respect of any Loan Document or otherwise, whether with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Bankruptcy Law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Organizational Documents” means:  (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S.  jurisdiction) of such Person; (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement of such Person; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization of such Person and any agreement, instrument, filing or notice with respect thereto filed in connection with such Person’s formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such Person.

“Other Taxes” means all present or future stamp, intangible or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means:  (a) with respect to any Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of such Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by Borrower of Unreimbursed Amounts.

“Participant” has the meaning ascribed thereto in Section 10.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as that term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Acquisition” means any Acquisition so long as:  (a) such Acquisition is undertaken in all material respects in accordance with all applicable Laws; (b) immediately prior to and immediately after giving effect to such Acquisition, there does not exist a Default; (c) such Acquisition is approved by the board of directors or equivalent governing body of the Person or business so acquired (the “Acquiree”); (d) after giving effect to such Acquisition, Borrower will be in compliance with the requirements of Section 7.04(a); (e) immediately after giving effect to such Acquisition, the Available Revolving Credit Commitment is equal to or greater than $5,000,000.00; (f) such Acquisition complies with the conditions set forth in Section 7.03(e); (g) Administrative Agent shall receive all items in respect of the Equity Interests or property acquired in such Acquisition in accordance with the terms of Section 6.13, (h) the representations and warranties made by the Loan Parties in each Loan Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date, (i) the aggregate consideration (excluding any equity consideration (including the use of Net Proceeds from the issuance of any Equity Interests in accordance with Section 2.05(b)(vii)) or consideration paid with the proceeds of Permitted Subordinated Debt) paid for all Acquisitions shall not exceed (x) $5,000,000 in any fiscal year; provided that such amount for the succeeding fiscal year may be increased by the unused portion from a prior fiscal year and (y) $15,000,000 during the term of this Agreement, (j) with respect to any Acquisition by any Person that is not a Loan Party, no cash or Cash Equivalents of Borrower or any Loan Party shall be used (directly or indirectly) to consummate such Acquisition, (k) (i) upon the closing of any Acquisition by a Loan Party, a Responsible Officer of Borrower shall deliver a certificate to Administrative Agent (x) to the effect that each of clauses (a) through (i), inclusive (as applicable), of this definition has been satisfied; (y) after giving effect to such Acquisition in accordance with Section 1.02(l), Borrower shall be in pro forma compliance with the financial covenants set forth in Section 6.12 as of the most recent fiscal quarter end for which financial statements have been delivered by Borrower pursuant to Section 6.01(a) or (b) (including after giving effect to any Debt assumed in connection with such Acquisition pursuant to Section 7.03(e)); and (z) certifying that the Consolidated Leverage Ratio after giving effect to such Acquisition is less than 2.00 : 1:00 on a pro forma basis (computed in accordance with Section 1.02(l)) as of the most recent fiscal quarter end for which financial statements have been delivered by Borrower pursuant to Section 6.01(a) or (b) and (ii) upon the closing of any Acquisition by a Person that is not a Loan Party, a Responsible Officer of Borrower shall deliver a certificate to Administrative Agent (x) to the effect that each of clauses (a) through (j), inclusive (as applicable), of this definition has been satisfied; and (y) after giving effect to such Acquisition in accordance with Section 1.02(l), Borrower shall be in pro forma compliance with the financial covenants set forth in Section 6.12 (including after giving effect to any Debt assumed in connection with such Acquisition pursuant to Section 7.03(e)).  For purposes of computing the aggregate non-cash consideration payable with respect to this definition, any consideration in the form of common shares of Equity Interests of Borrower and any consideration paid with the proceeds of Permitted Subordinated Debt shall be excluded.

“Permitted Foreign Subsidiary Debt” has the meaning ascribed thereto in Section 7.03(j).

“Permitted Liens” has the meaning ascribed thereto in Section 7.01.

“Permitted Subordinated Debt” means, any Debt that has been subordinated to the Obligations on terms and conditions, and pursuant to documents, satisfactory to Administrative Agent and Required Lenders; provided that in connection with any incurrence of Permitted Subordinated Debt after the Closing Date:  (a) upon the incurrence of such Permitted Subordinated Debt, a Responsible Officer of Borrower shall deliver a certificate to Administrative Agent and Lenders detailing that, after giving effect to such incurrence, Borrower shall be in pro forma compliance with all financial covenants set forth in Section 6.12; (b) the Permitted Subordinated Debt shall not contain (i) any covenants (or defaults having the same effect as a covenant) or (ii) any cross-default provisions to the Loan Documents; (c) the other terms of such Permitted Subordinated Debt taken as a whole shall not be more restrictive than those set forth herein; (d) the lender extending such Permitted Subordinated Debt is not an Affiliate of Borrower; (e) the terms of such Permitted Subordinated Debt shall not require any principal payments, redemption, amortization, prepayments, repurchases or defeasance prior to ninety-one (91) days after the Maturity Date; (f) such Permitted Subordinated Debt shall be unsecured; and (g) Borrower shall comply with Section 2.05(b) with respect to such incurrence.

“Person” means any natural person, corporation, limited liability company, trust, joint venture,

association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Prime Rate” means the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.”  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Register” has the meaning ascribed thereto in Section 10.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Replacement Lender” has the meaning ascribed thereto in Section 3.07(a).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

“Request for Credit Extension” means:  (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice; (b) with respect to an L/C Credit Extension, an L/C Application; and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, at any time:  (a) Lenders holding in excess of fifty percent of the unfunded Commitments, the outstanding Loans, L/C Obligations and participations therein; or (b) if there the Commitments have been terminated, Lenders holding in excess of fifty percent of the outstanding Loans, L/C Obligations and participations therein; provided that the unfunded Commitments of, and the portion of the outstanding Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means:  (a) with respect to Borrower in connection with any Request for Credit Extension, any Compliance Certificate or any other certificate or notice pertaining to any financial information required to be delivery by Borrower hereunder, the chief financial officer or treasurer of Borrower; and (b) otherwise, with respect to Borrower or any other Loan Party, the chief executive officer, president, chief financial officer, treasurer, controller or chief accounting officer of such Person.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of Borrower or any Subsidiary thereof, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest or on account of any return of capital to any holder of any such Person’s Equity Interests.

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period, made by each Lender pursuant to Section 2.01(a).

“Revolving Credit Commitment” means, as to each Lender at any time any determination thereof is to be made, its obligation to do the following pursuant to the terms hereof:  (a) make Revolving Credit Loans to Borrower; (b) purchase participations in L/C Obligations; and (c) purchase participations in Swing Line Loans; all in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Loan” has the meaning ascribed thereto in Section 2.01(a).

“Revolving Note” has the meaning specified in Section 2.11(a).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Security Documents” means, collectively:  (a) the Security and Pledge Agreement, dated as of the Closing Date, executed by the Loan Parties in favor of Administrative Agent; and (b) any similar document executed thereafter pursuant to the terms hereof or otherwise in connection herewith after the Closing Date.

“Solvent” means, as to any Person at any time, that:  (a) the fair value of the property of such Person on a going concern basis is greater than the amount of such Person’s liabilities (including contingent liabilities), as such value is established and such liabilities are evaluated for purposes of Section 10 1(32) of the Bankruptcy Code and, in the alternative, for purposes of the New York Uniform Fraudulent Conveyance Act or any similar state statute applicable to Borrower or any Subsidiary thereof; the present fair salable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; such Person is able to realize upon its property and pay its debts and other liabilities (including contingent liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“Specified Lender” means, at any time, any Lender:  (a) that has requested compensation under Section 3.04 and has not rescinded such request within five Business Days of the making thereof; (b) to whom Borrower must pay an additional amount (or on whose behalf Borrower must pay an additional amount to a Governmental Authority) pursuant to Section 3.01; (c) that gives a notice pursuant to Section 3.02; (d) that is a Defaulting Lender; or (e) that is a Lender that may, but does not, provide its consent to any matter as to which Required Lenders may give and have given their consent pursuant to Section 10.01; or (f) that is the sole Lender that may but does not provide its consent to any matter as to which all other Lenders may give and have given their consent pursuant to Section 10.01.

“Subordination Agreements” means one or more Subordination Agreements entered into in connection with Permitted Subordinated Debt.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Borrower.

“Subsidiary Guarantor” has the meaning ascribed thereto in Section 10.14(a).

“Subsidiary Guarantor Subordinated Debt” has the meaning ascribed thereto in Section 10.14(i).

“Subsidiary Guarantor Subordinated Debt Payments” has the meaning ascribed thereto in Section 10.14(i).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts:  (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s); and (b) for any date prior to the date referenced in clause (a) of this definition, the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line” means the revolving credit facility made available by Swing Line Lender pursuant to Section 2.04.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means, at any time, the provider of the Swing Line hereunder (which, initially, shall be Bank of America).

“Swing Line Loan” has the meaning ascribed thereto in Section 2.04(a).

“Swing Line Note” has the meaning specified in Section 2.11(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to

Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit F.

“Swing Line Sublimit” means an amount equal to the lesser of:  (a) $15,000,000.00; and (b) the Aggregate Revolving Credit Commitments.  The Swing Line Sublimit is a part of, but is not in addition to, the Aggregate Revolving Credit Commitments.

“Synthetic Lease Interest Component” means, with respect to any Person for any period, the portion of rent paid or payable (without duplication) for such period under Synthetic Leases of such Person that would be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13 if such Synthetic Leases were treated as capital leases under GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under either:  (a) a so-called synthetic, off-balance sheet or tax retention lease; or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” means the term loan made by Lenders on the Closing Date pursuant to Section 2.01(b) and the term loans made by Lenders pursuant to Section 2.02(h)(ii).

“Term Loan Commitment” means, as to each Lender, its obligation to make its portion of the Term Loan to Borrower, in the principal amount set forth opposite such Lender’s name on Schedule 2.01, as such obligation may be increased in the sole discretion of such Lender pursuant to Section 2.02(h)(ii). The aggregate principal amount of the Term Loan Commitments of all of Lenders as in effect on the Closing Date is FIFTY MILLION DOLLARS ($50,000,000).

“Term Note” has the meaning specified in Section 2.11(a).

“Threshold Amount” means $7,500,000.00.

“Total Revolving Credit Outstandings” means, at any time, the sum of:  (a) the aggregate Outstanding Amount of all Revolving Credit Loans; plus (b) the Outstanding Amount of all L/C Obligations; plus (c) the Outstanding Amount of all Swing Line Loans.

“Type” means, with respect to any Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning ascribed thereto in Section 2.03(c)(i).

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.

Section 1.02                            Certain Rules Of Construction.

(a)                                  Unless the context requires otherwise, the meaning of a defined term is applicable equally to the singular and plural forms thereof.

(b)                                 The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and, unless otherwise specified, Article, Section, subsection, clause, Schedule and Exhibit references are to this Agreement.

(c)                                  (i)                                     The term “documents” includes instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(ii)                                  The terms “include” and “including” are not limiting.

(iii)                               In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(iv)                              Unless the context clearly requires otherwise, the terms “property,” “properties,” “asset” and “assets” refer to both personal property (whether tangible or intangible) and real property.

(d)                                 Unless otherwise expressly provided herein:  (i) references to documents (including this Agreement) shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document; and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

(e)                                  Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

(f)                                    The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(g)                                 This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters.  All such limitations, tests and measurements are cumulative and shall be performed in accordance with their respective terms.

(h)                                 This Agreement and the other Loan Documents are the result of negotiations among, and have been reviewed by counsel to, the Loan Parties, Administrative Agent and Lending Parties and are the products of all parties.  Accordingly, they shall not be construed against Administrative Agent or any Lending Party merely because of the involvement of any or all of the preceding Persons in their preparation.

(i)                                     Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or Required Lenders shall so request, Administrative Agent, Lending Parties and

Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Required Lenders); provided that, until so amended:  (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein; and (ii) Borrower shall provide to Administrative Agent and Lending Parties financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(j)                                     References herein to “fiscal year” refer to the fiscal year of Borrower.

(k)                                  Any financial ratios required to be maintained by the Loan Parties or any of them pursuant to the Loan Documents shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number using the common – or symmetric arithmetic – method of rounding (in other words, rounding-up if there is no nearest number).

(l)                                     For purposes of computing the financial covenants set forth in Section 6.12 as of any date, all components of such ratios shall include or exclude, as the case may be, for the period consisting of the four Fiscal Periods ending on such date all financial results (without duplication of amounts) attributable to any business or assets the subject of any Acquisition or Disposition by Borrower or any Subsidiary thereof effected during such period, as determined in good faith by Borrower on a pro forma basis for such period as if such Acquisition or Disposition had occurred (and any Debt incurred or repaid in connection therewith had been incurred and repaid, as the case may be) on (in the case of any balance sheet item) the last day of such period or on (in the case of any other item) the first day of such period (including cost savings reasonably projected by Borrower that would have been realized had such Acquisition occurred on such day and which inclusion when not otherwise permitted under GAAP has been approved by Required Lenders).

(m)                               Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE II

CREDIT EXTENSIONS

Section 2.01                            Loans.

(a)                                  Revolving Credit Loans.  Subject to the terms and conditions set forth herein; each Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to Borrower, from time to time on any Business Day during the Availability Period, in an aggregate outstanding amount not to exceed at any time such Lender’s Revolving Credit Commitment, provided that, after giving effect to any Revolving Credit Borrowing:  (a) the Total Revolving Credit Outstandings shall not exceed the Aggregate Revolving Credit Commitments; and (b) the aggregate Outstanding Amount of the Revolving

Credit Loans of any Lender, plus such Lender’s Applicable Percentage multiplied by the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage multiplied by the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment.  Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, Borrower may borrow under this Section 2.01(a), prepay under Section 2.05, and reborrow under this Section 2.01(a).  Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(b)                                 Term Loan.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make its portion of the Term Loan to Borrower in Dollars on the Closing Date in an amount not to exceed such Lender’s Term Loan Commitment.  Amounts repaid on the Term Loan may not be reborrowed.  The Term Loan may consist of Base Rate Loans or Eurodollar Rate Loans or a combination thereof, as further provided herein, provided, however, all Borrowings made on the Closing Date shall be made as Base Rate Loans.

Section 2.02                            Procedures For Borrowing.

(a)                                  Each Borrowing (other than a Swing Line Borrowing), each conversion of Loans from one Type to the other and each continuation of Eurodollar Rate Loans shall be made upon Borrower’s irrevocable notice to Administrative Agent, which may, subject to the provisions of Section 10.02(b) and Section 10.02(d), be given by telephone or by approved electronic communication.  Each such notice must be received by Administrative Agent not later than 11:00 a.m.: (i) three Business Days prior to the requested date of any Borrowing (other than a Swing Line Borrowing) of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans; and (ii) one Business Day prior to the requested date of any Borrowing (other than a Swing Line Borrowing) of Base Rate Loans.  Notwithstanding anything to the contrary contained herein, but subject to the provisions of Section 10.02(b) and Section 10.02(d), any telephonic notice or other electronic communication by Borrower pursuant to this Section 2.02(a) may be given by an individual who has been authorized in writing to do so by an appropriate Responsible Officer of Borrower.  Each such telephonic notice or other electronic communication must be confirmed promptly by delivery to Administrative Agent of a written Loan Notice, appropriately completed and signed by an appropriate Responsible Officer of Borrower.

(b)                                 Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000.00 or a whole multiple of $1,000,000.00 in excess thereof.  Except as provided in Sections 2.03(c) and Section 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000.00 or a whole multiple of $100,000.00 in excess thereof.

(c)                                  Each Loan Notice (whether telephonic or written) shall specify:  (i) whether Borrower is requesting:  (A) a Borrowing; (B) a conversion of outstanding Loans from one Type to the other; or (C) a continuation of Eurodollar Rate Loans; (ii) the requested date of such Borrowing, conversion or continuation, as the case may be (which shall be a Business Day); (iii) the principal amount of the Loans to be borrowed, converted or continued; (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted; and (v) if applicable, the duration of the Interest Period with respect thereto.  If Borrower fails to specify a Type of Loan in a Loan Notice or if Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loan(s) shall be made as, or converted to, Base Rate Loans.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.  If Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(d)                                 Following receipt of a Loan Notice, Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the requested Loans.  If Borrower does not timely provide notice of a conversion or continuation, then Administrative Agent shall notify each applicable Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection.  Each Lender shall make the amount of its applicable Loan available to Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 11:00 a.m.  on the Business Day specified in the applicable Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), Administrative Agent shall make all funds so received available to Borrower in like funds as received by Administrative Agent either by:  (i) crediting the account of Borrower on the books of Bank of America with the amount of such funds; or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) Administrative Agent by Borrower; provided that, if, on the date the Loan Notice with respect to such Borrowing is given by Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings and, second, to Borrower as provided in this subsection.

(e)                                  Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan.  During the existence of an Event of Default:  (i) no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of Required Lenders; and (ii) Required Lenders may demand that any or all of the then outstanding Loans that are Eurodollar Rate Loans be converted immediately to Base Rate Loans, whereupon Borrower shall pay any amounts due under Section 3.05 in accordance with the terms thereof due to any such conversion.

(f)                                    Administrative Agent shall promptly notify Borrower and the applicable Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate.

(g)                                 After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to all Loans.

(h)                                 Borrower may at any time and from time to time, upon prior written notice by Borrower to Administrative Agent, increase the Commitments (but not the L/C Sublimit or the Swing Line Sublimit) by a maximum aggregate amount of up to TWENTY-FIVE MILLION DOLLARS ($25,000,000) as follows:

(i)                                     Increase in Aggregate Revolving Credit Commitments.  Borrower may, at any time and from time to time, upon prior written notice by Borrower to Administrative Agent increase the Aggregate Revolving Credit Commitments (but not the L/C Sublimit or the Swing Line Sublimit) with additional Revolving Credit Commitments from any existing Lender with a Revolving Credit Commitment or new Revolving Credit Commitments from any other Person selected by Borrower and reasonably acceptable to Administrative Agent and L/C Issuer; provided that:

(A)                              any such increase shall be in a minimum principal amount of $10,000,000 and in integral multiples of $1,000,000 in excess thereof;

(B)                                no Default or Event of Default shall exist and be continuing at the time of any such increase;

(C)                                no existing Lender shall be under any obligation to increase its Commitment and any such decision whether to increase its Commitment shall be in such Lender’s sole and absolute discretion;

(D)                               (1) any new Lender shall join this Agreement by executing such joinder documents required by Administrative Agent and/or (2) any existing Lender electing to increase its Commitment shall have executed a commitment agreement satisfactory to Administrative Agent; and

(E)                                 as a condition precedent to such increase, Borrower shall deliver to Administrative Agent a certificate of each Loan Party dated as of the date of such increase (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (1) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (2) in the case of Borrower, certifying that, before and after giving effect to such increase, (x) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the date of such increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.02(h), the representations and warranties contained in subsections (a) and (b) of Section 5.11 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (y) no Default or Event of Default exists.

Borrower shall prepay any Loans owing by it and outstanding on the date of any such increase (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Loans ratable with any revised Commitments arising from any nonratable increase in the Commitments under this Section.

(ii)                                  Increase of Term Loan.  Borrower may, at any time, upon prior written notice to Administrative Agent, request an increase to the Term Loan with additional Term Loan Commitments from existing Lenders or other Persons selected by Borrower (other than Borrower or any Affiliate or Subsidiary of Borrower) and reasonably acceptable to Administrative Agent; provided that

(A)                              any such increase shall be in a minimum aggregate principal amount of $10,000,000 and integral multiples of $1,000,000 in excess thereof;

(B)                                no Default or Event of Default shall exist and be continuing at the time of such institution;

(C) (1) any new Lender shall join this Agreement by executing such joinder documents required by Administrative Agent and/or (2) any existing Lender electing to increase its Term Loan Commitment shall have executed a commitment agreement satisfactory to Administrative Agent;

(D)                               no existing Lender shall be under any obligation to increase its Commitment and any such decision whether to increase its Commitment shall be in such Lender’s sole and absolute discretion;

(E)                                 upon giving effect to such increase on a pro forma basis, a Responsible Officer of Borrower shall deliver a certificate to Administrative Agent certifying that after giving effect to such increase, Borrower shall be in pro forma compliance with the financial covenants set forth in Section 6.12; and

(F)                                 as a condition precedent to such increase, Borrower shall deliver to Administrative Agent a certificate of each Loan Party dated as of the date of such institution and effectiveness (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (1) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (2) in the case of Borrower, certifying that, before and after giving effect to the increase, (x) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the date of such increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.02(f), the representations and warranties contained in subsections (a) and (b) of Section 5.11 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (y) no Default or Event of Default exists.

Section 2.03                            Letters Of Credit.

(a)                                  The Letter of Credit Subfacility.

(i)                                     Subject to the terms and conditions set forth herein, (A) L/C Issuer agrees, in reliance upon the agreements of Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the L/C Expiration Date, to issue Letters of Credit denominated in Dollars for the account of Borrower or any of its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) Lenders severally agree to participate in Letters of Credit issued for the account of Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Credit Commitments, (y) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus an amount equal to such Lender’s Applicable Percentage multiplied by the Outstanding Amount of all L/C Obligations plus an amount equal to such Lender’s Applicable Percentage multiplied by the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment and (z) the Outstanding Amount of the L/C Obligations shall not exceed the L/C Sublimit.  Each request by Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by Borrower that the requested L/C Credit Extension complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, Borrower’s ability to obtain Letters of Credit shall be fully revolving, and, accordingly, Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)                                  L/C Issuer shall not issue any Letter of Credit if:

(A)                              subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless Required Lenders have approved such expiry date; or

(B)                                the expiry date of such requested Letter of Credit would occur after the L/C Expiration Date, unless all Lenders have approved such expiry date.

(iii)                               L/C Issuer shall not have any obligation to issue any Letter of Credit if:

(A)                              any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain L/C Issuer from issuing such Letter of Credit, or any Law applicable to L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over L/C Issuer shall prohibit, or request that L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon L/C Issuer any unreimbursed loss, cost or expense that was not applicable on the Closing Date and which L/C Issuer in good faith deems material to it;

(B)                                the issuance of such Letter of Credit would violate one or more policies of L/C Issuer;

(C)                                except as otherwise agreed by Administrative Agent and L/C Issuer, such Letter of Credit is in an initial stated amount less than $250,000;

(D)                               such Letter of Credit is (1) to be denominated in a currency other than Dollars or (2) is a commercial letter of credit;

(E)                                 any Lender is in default of its obligations to fund under Section 2.03(c) or any Lender is at such time a Defaulting Lender or an Impacted Lender hereunder, unless L/C Issuer has entered into satisfactory arrangements with Borrower or such Lender to eliminate L/C Issuer’s risk with respect to such Lender; or

(F)                                 Unless specifically provided for in this Agreement, such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iv)                              L/C Issuer shall not amend any Letter of Credit if (A) L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(v)                                 L/C Issuer shall act on behalf of Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and L/C Issuer shall have all of the benefits and immunities (A) provided to Administrative Agent in Article IX with respect to any acts taken or omissions suffered by L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term

“Administrative Agent” as used in Article IX included L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to L/C Issuer.

(b)                                 Procedures for Issuance and Amendment of Letters of Credit; Automatic Extension Letters of Credit.

(i)                                     Each Letter of Credit shall be issued or amended, as the case may be, upon the request of Borrower delivered to L/C Issuer (with a copy to Administrative Agent) in the form of a L/C Application, appropriately completed and signed by a Responsible Officer of Borrower.  Such L/C Application must be received by L/C Issuer and Administrative Agent not later than 11:00 a.m. at least five (5) Business Days (or such later date and time as Administrative Agent and L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such L/C Application shall specify in form and detail reasonably satisfactory to L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as L/C Issuer may require.  In the case of a request for an amendment of any outstanding Letter of Credit, such L/C Application shall specify in form and detail satisfactory to L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as L/C Issuer may require.  Additionally, Borrower shall furnish to L/C Issuer and Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as L/C Issuer or Administrative Agent may require.

(ii)                                  Promptly after receipt of any L/C Application at the address provided for pursuant to Section 10.02 for receiving L/C Applications and related correspondence, L/C Issuer will confirm with Administrative Agent (by telephone or in writing) that Administrative Agent has received a copy of such L/C Application from Borrower and, if not, L/C Issuer will provide Administrative Agent with a copy thereof.  Unless L/C Issuer has received written notice from any Lender, Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not be satisfied, then, subject to the terms and conditions hereof, L/C Issuer shall, on the requested date, issue the Letter of Credit for the account of Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage multiplied by the amount of such Letter of Credit.

(iii)                               If Borrower so requests in any applicable L/C Application, L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Automatic Extension Letter of Credit”); provided that any such Automatic Extension Letter of Credit must permit L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by L/C Issuer, Borrower shall not be required to make a specific request to L/C Issuer for any such extension.  Once an Automatic Extension Letter of Credit has been issued, Lenders shall be deemed to have authorized (but may not require) L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the L/C Expiration Date; provided, however, that L/C Issuer shall not permit any such extension if (A) L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from Administrative Agent that Required Lenders have elected not to permit such extension or (2) from Administrative Agent, any Lender or Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing L/C Issuer not to permit such extension.

(iv)                              Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, L/C Issuer will also deliver to Borrower and Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)                                  Drawings and Reimbursements; Funding of Participations.

(i)                                     Upon receipt from the beneficiary of any Letter of Credit of any notice of drawing under such Letter of Credit, L/C Issuer shall notify Borrower and Administrative Agent thereof.  Not later than 11:00 a.m. on the date of any payment by L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), Borrower shall reimburse L/C Issuer through Administrative Agent in an amount equal to the amount of such drawing.  If Borrower fails to reimburse L/C Issuer by such time, Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof.  In such event, Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice) and provided that, after giving effect to such Borrowing, the Total Revolving Outstandings shall not exceed the Aggregate Revolving Credit Commitments.  Any notice given by L/C Issuer or Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)                                  Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to Administrative Agent for the account of L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage multiplied by the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to Borrower in such amount.  Administrative Agent shall remit the funds so received to L/C Issuer.

(iii)                               With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, Borrower shall be deemed to have incurred from L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C

Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Lender’s payment to Administrative Agent for the account of L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)                              Until each Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of L/C Issuer.

(v)                                 Each Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against L/C Issuer, Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by Borrower of a Loan Notice).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of Borrower to reimburse L/C Issuer for the amount of any payment made by L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)                              If any Lender fails to make available to Administrative Agent for the account of L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), L/C Issuer shall be entitled to recover from such Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by L/C Issuer in accordance with banking industry rules on interbank compensation.  A certificate of L/C Issuer submitted to any Lender (through Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)                                 Repayment of Participations.

(i)                                     At any time after L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if Administrative Agent receives for the account of L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from Borrower or otherwise, including proceeds of cash collateral applied thereto by Administrative Agent), Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by Administrative Agent.

(ii)                                  If any payment received by Administrative Agent for the account of L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by L/C Issuer in its discretion), each Lender shall pay to Administrative Agent for the account of L/C Issuer its

Applicable Percentage thereof on demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)                                  Obligations Absolute.  The obligation of Borrower to reimburse L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing are absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)                                     any lack of validity or enforceability of such Letter of Credit, this Agreement or any other Loan Document;

(ii)                                  the existence of any claim, counterclaim, setoff, defense or other right that Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)                               any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)                              any payment by L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Bankruptcy Law; or

(v)                                 any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or any Subsidiary.

Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Borrower’s instructions or other irregularity, Borrower will immediately notify L/C Issuer in writing.  Borrower shall be conclusively deemed to have waived any such claim against L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)                                    Role of L/C Issuer.  Each Lender and Borrower agree that, in paying any drawing under a Letter of Credit, L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of L/C Issuer, Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of Lenders or Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of L/C Issuer, Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that notwithstanding anything to the contrary contained in such clauses, Borrower may have a claim against L/C Issuer, and L/C Issuer may be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Borrower that Borrower proves were caused by L/C Issuer’s willful misconduct or gross negligence or L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit unless L/C Issuer is prevented or prohibited from so paying as a result of any order or directive of any court or other Governmental Authority.  In furtherance and not in limitation of the foregoing, L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason.

(g)                                 Cash Collateral.  Upon the request of Administrative Agent, (i) if L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the L/C Expiration Date, any L/C Obligation for any reason remains outstanding, Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations with an amount equal to 105% of such Outstanding Amount.  Sections 2.05 and 9.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder.  For purposes of this Section 2.03, Section 2.05 and Section 8.02(c), “Cash Collateralize” means to pledge and deposit with or deliver to Administrative Agent, for the benefit of L/C Issuer and Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to Administrative Agent and L/C Issuer (which documents are hereby consented to by Lenders).  Derivatives of such term have corresponding meanings.  Borrower hereby grants to Administrative Agent, for the benefit of L/C Issuer and Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing.  Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts with Administrative Agent.

(h)                                 Applicability of ISP.  Unless otherwise expressly agreed by L/C Issuer and Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit.

(i)                                     L/C Fees.  Borrower shall pay to Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a L/C Fee (the “L/C Fee”) for each Letter of Credit equal to the Applicable Rate times the daily maximum amount available to be drawn under such Letter of Credit.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.01(m).  L/C Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the L/C Expiration Date and thereafter on demand.  If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.  Notwithstanding anything to the contrary contained herein, upon the request of Required Lenders, while any Event of Default exists, all L/C Fees shall accrue at the Default Rate.

(j)                                     Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. Borrower shall pay directly to L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the actual daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit) and on a quarterly basis in arrears.  Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the L/C Expiration Date and thereafter on demand.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.01(m).  In addition, Borrower shall pay directly to L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k)                                  Conflict with Issuer Documents.  If a conflict exists between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(l)                                     Letters of Credit Issued for Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, Borrower shall be obligated to reimburse L/C Issuer hereunder for any and all drawings under such Letter of Credit.  Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of Borrower, and that Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

Section 2.04                            Swing Line Loans.

(a)                                  The Swing Line.  Subject to the terms and conditions set forth herein, Swing Line Lender may, in its discretion and in reliance upon the agreements of the other Lenders set forth in this Section 2.04, make loans (each such loan, a “Swing Line Loan”) to Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Loans and L/C Obligations of Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided that, after giving effect to any Swing Line Loan:  (i) the Total Revolving Credit Outstandings shall not exceed the Aggregate Revolving Credit Commitments; and (ii) the aggregate Outstanding Amount of the Loans of any Lender (other than Swing Line Lender in such capacity), plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such other Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment.  Each Swing Line Loan shall be a Base Rate Loan.  Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the such Lender’s Applicable Percentage multiplied by the amount of such Swing Line Loan.

(b)                                 Swing Line Borrowing Procedures.  Each Borrowing of Swing Line Loans shall be made in accordance with the provisions of any agreement between Swing Line Lender and

Borrower establishing an “Auto Borrow” plan for, among other things, the automatic advance to Borrower for deposit into an account of Borrower with Swing Line Lender.

(c)           Refinancing of Swing Line Loans.

(i)            Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of Borrower (which hereby irrevocably authorizes Swing Line Lender to so request on its behalf), that each Lender make a Revolving Credit Loan that is a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage multiplied by the then aggregate Outstanding Amount of Swing Line Loans.  Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02.  Swing Line Lender shall furnish Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to Administrative Agent.  Each Lender shall make an amount equal to its Applicable Percentage multiplied by the aggregate amount of the requested Revolving Credit Loans specified in such Loan Notice available to Administrative Agent in immediately available funds for the account of Swing Line Lender at the Administrative Agent’s Office not later than 11:00 a.m.  on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Revolving Credit Loan that is a Base Rate Loan to Borrower in such amount.  Administrative Agent shall promptly remit the funds so received to Swing Line Lender.

(ii)           If for any reason the outstanding amount of all Swing Line Loans cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), then the request for Revolving Credit Loans that are Base Rate Loans submitted by Swing Line Lender as set forth herein shall be deemed to be a request by Swing Line Lender that each Lender fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to Administrative Agent for the account of Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)          If any Lender fails to make available to Administrative Agent for the account of Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), Swing Line Lender shall be entitled to recover from such Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by Swing Line Lender in connection with the foregoing.  A certificate of Swing Line Lender submitted to any Lender (through Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)          Each Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including:

(A) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against Swing Line Lender, Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02.  No such funding of risk participations shall relieve or otherwise impair the obligation of Borrower to repay Swing Line Loans together with interest as provided herein.

(d)           Repayment of Participations.

(i)            If, at any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, Swing Line Lender receives any payment on account of such Swing Line Loan, then Swing Line Lender will distribute to such Lender an amount equal to its Applicable Percentage multiplied by such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by Swing Line Lender.

(ii)           If any payment received by Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by Swing Line Lender in its discretion), each Lender shall pay to Swing Line Lender an amount equal to its Applicable Percentage multiplied by the amount to be returned on demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate.  Administrative Agent will make such demand upon the request of Swing Line Lender.  The obligations of Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)           Interest for Account of Swing Line Lender.  Swing Line Lender shall be responsible for invoicing Borrower for interest on Swing Line Loans.  Until each Lender funds its Revolving Credit Loan that is a Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such proportionate share shall be solely for the account of Swing Line Lender.

(f)            Payments Directly to Swing Line Lender.  Borrower shall make all payments of principal and interest in respect of Swing Line Loans directly to Swing Line Lender.

Section 2.05         Payments And Prepayments.

(a)           Voluntary Prepayments.

(i)            Borrower may, upon notice to Administrative Agent, at any time or from time to time voluntarily prepay Revolving Credit Loans and/or the Term Loan in whole or in part without premium or penalty; provided that (A) such notice must be received by Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Loans that are Eurodollar Rate Loans and (2) on the Business Day of prepayment of Loans that are Base Rate Loans; (B) any such prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000.00 or a whole multiple of $1,000,000.00 in excess thereof (or, if less, the entire principal amount thereof then outstanding); and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000.00 or a whole multiple of $100,000.00 in excess thereof (or, if less, the entire principal amount thereof then outstanding).  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and whether the Loans to be prepaid are the Revolving Credit Loans and/or the Term Loan.  Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment.  If Borrower gives such notice, then Borrower’s prepayment obligation shall be irrevocable, and Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.  Each such prepayment shall be applied to the Loans of Lenders in accordance with their respective Applicable Percentages.  Each such prepayment of the Term Loan shall be applied to the remaining principal amortization payments of the Term Loan in inverse order of maturity.

(ii)           Borrower may, upon notice to Swing Line Lender (with a copy to Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that such notice must be received by Swing Line Lender and Administrative Agent not later than 11:00 a.m.  on the date of the prepayment.  Each such notice shall specify the date and amount of such prepayment.  If Borrower gives such a notice, then Borrower’s prepayment obligation shall be irrevocable, and Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b)           Mandatory Prepayments.

(i)            L/C Obligations.  If, on any date and for any reason, the Outstanding Amount of L/C Obligations exceeds the L/C Sublimit, then Borrower shall Cash Collateralize on such date L/C Obligations in an amount equal to such excess.

(ii)           Revolving Loans.  If, on any date and for any reason (including without limitation as a result of any reduction in the Aggregate Revolving Credit Commitments pursuant to Section 2.06), the Total Revolving Credit Outstandings (less the amount of L/C Obligations, if any, that are Cash Collateralized as a result of this clause (ii)) at any time exceed the then Aggregate Revolving Credit Commitments, then Borrower shall immediately, and without notice or demand, prepay the outstanding principal amount of the Revolving Credit Loans, Swing Line Loans and L/C Borrowings (and/or Cash Collateralize L/C Obligations) in an amount at least equal to the applicable excess.  Any such prepayment shall be applied, first, to any L/C Borrowings, second, to prepay Swing Line Loans, third, to any Revolving Credit Loans constituting Base Rate Loans or matured Eurodollar Rate Loans, as selected by Borrower, fourth, at Borrower’s option, either (x) to Cash Collateralize Eurodollar Rate Loans (which Cash Collateral shall be applied on the maturity date of their respective Interest Periods in the order of the maturities of their respective Interest Periods) or (y) to prepay Eurodollar Rate Loans (in the order of the maturity of their respective Interest Periods) provided that Borrower may only Cash Collateralize Eurodollar Rate Loans pursuant to clause (x) if no Default or Event of Default exists; and fifth, to Cash Collateralize Outstanding L/C Obligations.  Each such prepayment shall be applied to the Revolving Credit Loans of Lenders in accordance with their respective Applicable Percentages.

(iii)          Swing Line Loans.  If the aggregate Outstanding Amount of Swing Line Loans exceeds the Swing Line Sublimit, Borrower shall prepay the Outstanding Amount of Swing Line Loans by an amount equal to the amount by which such Outstanding Amount exceeds the Swing Line Sublimit.

(iv)          Dispositions.  Upon any Disposition or series of Dispositions by any Loan Party (other than Dispositions pursuant to Section 7.05(b), Section 7.05(c), Section 7.05(d) or Section 7.05(e)) within any fiscal year, Borrower shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereafter provided in an amount equal to one hundred percent of the Net Proceeds of each such Disposition to the extent that the Net Proceeds of such Disposition, together with the Net Proceeds of all Events of Loss under clause (v) below in such fiscal year plus the Net Proceeds of all other such Dispositions in such fiscal year, exceed $1,000,000.00; provided that, so long as no Default exists, no such reduction or prepayment shall be required to the extent that:  (A) not later than ten (10) days following the date of the receipt of such Net Proceeds Borrower notifies Administrative Agent in writing of its or any Loan Party’s intent to apply such Net Proceeds to purchase property in a business or businesses permitted by Section 7.04(a) or to make Investments otherwise permitted by Section 7.02(d)(iv) or (v), Section 7.02(e) or Section 7.02(i) and (B) within one hundred and eighty (180) days of receipt thereof such Net Proceeds are so applied for such purpose.  Any prepayment pursuant to this clause (iv) shall be applied as set forth in clause (ix) below.

(v)           Event of Loss.  Upon any Event of Loss relating to property of a Loan Party within any fiscal year, Borrower shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereafter provided in an amount equal to one hundred percent of the Net Proceeds of each such Event of Loss to the extent that the Net Proceeds of such Event of Loss, together with the Net Proceeds of all Dispositions under clause (iv) above in such fiscal year plus the Net Proceeds of all other Events of Loss in such fiscal year, exceeds $1,000,000.00; provided that, so long as no Default exists, no such reduction or prepayment shall be required to the extent that:  (A) not later than ten (10) days following the date of the receipt of such Net Proceeds Borrower notifies Administrative Agent in writing of its or any Loan Party’s intent to apply such Net Proceeds to purchase replacement property for, or restore, the property affected by such Event of Loss or to purchase property of the same type that was affected by such Event of Loss and (B) within one hundred and eighty (180) days of receipt thereof such Net Proceeds are so applied for such purpose.  Any prepayment pursuant to this clause (v) shall be applied as set forth in clause (ix) below.

(vi)          Debt Issuances.  Immediately upon the receipt by any Loan Party or Subsidiary of the Net Proceeds of any incurrence of Debt, Borrower shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereafter provided in an amount equal to one hundred percent of the Net Proceeds of any incurrence of Debt by any Loan Party either (A) pursuant to Section 7.03(g), or (B) not otherwise permitted hereby; it being understood that this clause (vi) does not constitute permission for any such incurrence not permitted hereby; provided that, so long as no Default exists, no such reduction or prepayment shall be required in connection with the incurrence of Debt pursuant to Section 7.03(g) to the extent that (1) on the date of the receipt of such Net Proceeds Borrower notifies Administrative Agent in writing of its or any Loan Party’s intent to apply such Net Proceeds to all or a portion of the purchase price of a Permitted Acquisition, and (2) within ninety (90) days of receipt thereof such Net Proceeds are so applied for such purpose.  Any prepayment pursuant to this clause (vi) shall be applied as set forth in clause (ix) below.

(vii)         Equity Issuances.  Immediately upon the receipt by any Loan Party or Subsidiary of the Net Proceeds of any issuance of Equity Interests, Borrower shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereafter provided in an amount equal to one hundred percent of the Net Proceeds of any issuance of Equity Interests by any Loan Party; provided that, so long as no Default exists, no such reduction or prepayment shall be required:  (1) to the extent that (A) on the date of the receipt of such Net Proceeds Borrower notifies Administrative Agent in writing of its or any Loan Party’s intent to apply such Net Proceeds to all or a portion of the purchase price of a Permitted Acquisition, and (B) within ninety (90) days of receipt thereof such Net Proceeds are so applied for such purpose; or (2) with respect to any Equity Interests issued by:  (A) any Subsidiary to Borrower or to another Subsidiary Guarantor; or (B) Borrower to purchase, redeem or otherwise acquire shares of its or its Subsidiaries’ common stock in a transaction permitted by Section 7.06(c), or (C) Borrower to directors, officers or employees of Borrower or any other Subsidiary of Equity Interests in the form of warrants, options or similar rights to acquire any other Equity Interests of Borrower, or any sale or issuance of Equity Interests upon the exercise of any such warrants, options or similar rights.  Any prepayment pursuant to this clause (vii) shall be applied as set forth in clause (ix) below.  For the avoidance of doubt, the parties hereto agree that Equity Interests issued directly by Borrower to a seller in connection with a Permitted Acquisition are permitted and are excluded from any prepayment requirement of this Section 2.05(b)(vii).

(viii)        Extraordinary Receipts.  Immediately upon the receipt by any Loan Party or any Subsidiary of any Extraordinary Receipts, Borrower shall prepay the Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to one hundred percent of such Extraordinary Receipts; provided that with respect to Extraordinary Receipts consisting of proceeds of insurance, such prepayment pursuant to this clause (viii) shall only be required to the extent that such Extraordinary Receipts consisting of proceeds of insurance in such fiscal year exceeds $1,000,000.00).  Any prepayment pursuant to this clause (viii) shall be applied as set forth in clause (ix) below.

(ix)           Application of Mandatory Prepayments.  All amounts required to be paid pursuant to this Section 2.05(b) shall be applied, with respect to all amounts prepaid pursuant to Sections 2.05(b)(iv), (v), (vi), (vii) and (viii), first to the Term Loan (to the remaining principal amortization payments in inverse order of maturity), then (after the Term Loan has been paid in full) to the Revolving Credit Loans (with a corresponding permanent reduction in the Aggregate Revolving Credit Commitments) and then (after all Revolving Credit Loans have been repaid) to Cash Collateralize L/C Obligations (with a corresponding permanent reduction in the Aggregate Revolving Credit Commitments).

Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Rate Loans in direct order of Interest Period maturities.  All prepayments under this Section 2.05(b) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

(c)           Interest.  Upon the prepayment of any Loan (whether such prepayment is an optional prepayment under Section 2.05(a), a mandatory prepayment required by Section 2.05(b), or a mandatory prepayment required by any other provision of this Agreement or the other Loan Documents, including a prepayment upon acceleration), Borrower shall pay (i) all accrued interest and fees to the date of such prepayment on the amount prepaid and (ii) if such prepayment is the prepayment of a Eurodollar Rate Loan on a day other than the last day of an Interest Period for such Eurodollar Rate Loan, all amounts payable to such Lender pursuant to Section 3.05.

Section 2.06         Termination Or Reduction Of Aggregate Revolving Credit Commitments.

Borrower may, upon notice to Administrative Agent, terminate the Aggregate Revolving Credit Commitments, or from time to time permanently reduce the Aggregate Revolving Credit Commitments; provided that:  (a) subject to Section 2.05(a)(i), if applicable, any such notice shall be received by Administrative Agent not later than 9:00 a.m.  one Business Day prior to the date of termination or reduction; (b) any such partial reduction shall be in an aggregate amount of $1,000,000.00 or any whole multiple of $500,000.00 in excess thereof; (c) Borrower shall not terminate or reduce the Aggregate Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Aggregate Revolving Credit Commitments; and (d) if, after giving effect to any reduction of the Aggregate Revolving Credit Commitments, the L/C Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving Credit Commitments, such sublimit(s) shall be automatically reduced by the amount of such excess.  Administrative Agent will promptly notify Lenders of any such notice of termination or reduction of the Aggregate Revolving Credit Commitments.  Any reduction of the Aggregate Revolving Credit Commitments shall be applied to the commitment of each Revolving Credit Lender according to its Applicable Percentage thereof.  All fees accrued until the effective date of any termination of the Aggregate Revolving Credit Commitments shall be paid on the effective date of such termination.

Section 2.07         Repayment Of Loans.

(a)           On the Maturity Date, Borrower shall repay: (i) to Lenders in full the aggregate Outstanding Amount of all Revolving Credit Loans; and (ii) to L/C Issuer in full, for itself and on behalf of the other Lenders, as applicable, the aggregate Outstanding Amount of all L/C Obligations, if any.

(b)           Borrower shall repay each Swing Line Loan (i) in accordance with the terms of any “Auto Borrow” plan and (ii) on the Maturity Date.

(c)           Borrower shall repay the outstanding principal amount of the Term Loan in installments on the dates and in the amounts set forth in the table below (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.05), unless accelerated sooner pursuant to Section 8.02:

Payment Dates	Principal Amortization Payment (% of Term Loan outstanding on the Closing Date plus the initial amount of any Term Loans funded pursuant to Section 2.02(h)(ii))

December 31, 2009	5.00%
March 31, 2010	5.00%
June 30, 2010	5.00%
September 30, 2010	5.00%
December 31, 2010	5.00%
March 31, 2011	5.00%
June 30, 2011	5.00%
September 30, 2011	5.00%
December 31, 2011	5.00%
March 31, 2012	5.00%
June 30, 2012	5.00%
Maturity Date	Outstanding Principal Balance of Term Loan

Section 2.08         Interest; Applicable Rates.

(a)           Subject to the provisions of subsection Section 2.08(b):  (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b)           (i)            If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)           If any amount (other than principal of any Loan) payable by Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)          Without limiting clauses (i) and (ii) above, upon the request of Required Lenders, while any Event of Default exists, Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)          Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)           Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Bankruptcy Law.

Notwithstanding the foregoing and for the avoidance of doubt, if, as a result of any restatement of or other adjustment to the financial statements of Borrower or for any other reason, Borrower or Lenders determine that (i) the Consolidated Leverage Ratio as calculated by Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, Borrower shall immediately and retroactively be obligated to pay to Administrative Agent for the account of the applicable Lenders or L/C Issuer, as the case may be, promptly on demand by Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code, automatically and without further action by Administrative Agent, any Lender or L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.  This paragraph shall not limit the rights of Administrative Agent, any Lender or L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(i) or 2.08(b) or under Article VIII.  Borrower’s obligations under this paragraph shall survive the termination of the Commitments of all of Lenders and the repayment of all other Obligations hereunder.

Section 2.09         Fees.

In addition to certain fees described in subsections (i) and (j) of Section 2.03:

(a)           Commitment Fee.  Borrower shall pay to Administrative Agent, for the account of each Lender in accordance with its Applicable Percentage, a commitment fee equal to the Applicable Rate multiplied by the actual daily amount by which the Aggregate Revolving Credit Commitments exceed the sum of the Total Revolving Credit Outstandings.  The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date; provided that (i) no commitment fee shall accrue on any of the Revolving Credit Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender and (ii) any commitment fee accrued with respect to the Revolving Credit Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by Borrower so long as such Lender shall be a Defaulting Lender.  The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.  For purposes of computing the commitment fee, Swing Line Loans shall not be counted towards and considered usage of the Aggregate Revolving Credit Commitments.

(b)           Administrative Agent’s and Arranger’s Fees.  Borrower shall pay to Administrative Agent for Administrative Agent’s own account and Arranger for Arranger’s own account, such fees as are specified as owing to such Person in the Fee Letter.

Section 2.10         Computations Of Interest And Fees.

All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of interest and fees hereunder shall be made on the basis of a year of 360 days and actual days elapsed.  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.  Each determination by Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.11         Evidence Of Debt.

(a)           The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by Administrative Agent in the ordinary course of business.  The accounts or records maintained by Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by

Lenders to Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Obligations.  If any conflict exists between the accounts and records maintained by any Lender and the accounts and records of Administrative Agent in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through Administrative Agent, Borrower shall execute and deliver to such Lender (through Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each such promissory note shall (i) in the case of Revolving Loans, be in the form of Exhibit E-1 (a “Revolving Note”), (ii) in the case of Swing Line Loans, be in the form of Exhibit E-2 (a “Swing Line Note”) and (iii) in the case of the Term Loan, be in the form of Exhibit E-3 (a “Term Note”).    Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)           In addition to the accounts and records referred to in Section 2.11(a), each Lender and Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans.  If any conflict exists between the accounts and records maintained by Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error.

Section 2.12         Payments Generally; Right Of Administrative Agent To Make Deductions Automatically.

(a)           General.  (i)  All payments to be made by any Loan Party shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by Borrower hereunder shall be made to Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 12:00 noon on the date specified herein.  Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by Administrative Agent after 12:00 noon shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  Subject to the definition of “Interest Period”, if any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(ii)           Until notified by Borrower to the contrary, Borrower hereby authorizes and directs Administrative Agent to deduct automatically all scheduled payments of principal and interest, as well as the Commitment Fee or fees when due hereunder or under any Note from such accounts of Borrower maintained with Administrative Agent as Borrower may designate, provided that if Borrower does not so designate any account or if there are insufficient funds in such designated accounts, Administrative Agent shall not have any obligations under this Section 2.12(a)(ii).

(b)           (i)  Funding by Lenders; Presumption by Administrative Agent.  Unless Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to Administrative Agent such Lender’s share of such Borrowing, Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of any Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to Administrative Agent, then the applicable Lender, on the one hand, and Borrower, on the other hand, each severally agrees to pay to Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative processing or similar fees customarily charged by Administrative Agent in connection with the foregoing and (B) in the case of a payment to be made by Borrower, the interest rate applicable to Base Rate Loans.  If Borrower and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period.  If such Lender pays its share of the applicable Borrowing to Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by Borrower shall be without prejudice to any claim Borrower may have against a Lender that shall have failed to make such payment to Administrative Agent.

(ii)           Payments by Borrower; Presumptions by Administrative Agent.  Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due hereunder to Administrative Agent for the account of Lenders or L/C Issuer that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to Lenders or L/C Issuer, as the case may be, the amount due.  In such event, if Borrower has not in fact made such payment, then Lenders and L/C Issuer, as the case may be, each severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lenders or L/C Issuer, as the case may be, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)           Failure to Satisfy Conditions Precedent.  If any Lender makes available to Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to Borrower by Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)           Obligations of Lenders Several.  The obligations of Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments under Section 10.04(c) are several and not joint.  The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e)           Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

Section 2.13         Sharing Of Payments.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it (excluding any amounts applied by Swing Line Lender to outstanding Swing Line Loans and excluding any amounts received by L/C Issuer and/or Swing Line Lender to secure the obligations of a Defaulting Lender or an Impacted Lender to fund risk participations hereunder), resulting in such Lender receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its Applicable Percentage (or other applicable share as provided herein) thereof as provided herein, then Lender receiving such greater proportion shall:  (a) notify Administrative Agent of such fact; and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:  (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this Section 2.13 shall not be construed to apply to:  (A) any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement; or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to Borrower or any Subsidiary thereof (as to which the provisions of this Section 2.13 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

Section 2.14         Security For The Obligations.

Except as otherwise specifically provided in any Loan Document, all Obligations shall be secured pursuant to the terms of the Collateral Documents.  All Cash Collateral required to secure the Obligations (or any portion thereof) shall be maintained in blocked, interest bearing deposit accounts at Bank of America or invested in such other Cash Equivalents as directed by Borrower and for which Borrower shall have provided evidence reasonably satisfactory to Administrative Agent that Administrative Agent possesses a perfected, first priority security interest in such Cash Collateral.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01         Taxes.

(a)           Payments Free of Taxes.  Any and all payments by Borrower to or on account of any obligation of Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that, if Borrower shall be required by any applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then:  (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01), Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made; (ii) Borrower shall make such deductions; and (iii) Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)           Payment of Other Taxes by Borrower.  Without limiting the provisions of Section 3.01(a), Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)           Indemnification by Borrower.  Borrower shall indemnify Administrative Agent and each Lending Party, within ten days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) paid by Administrative Agent or such Lending Party, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to Borrower by any Lending Party (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lending Party, shall be conclusive absent manifest error.

(d)           Evidence of Payments.  If requested by Administrative Agent, Borrower shall deliver to Administrative Agent, as soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrower to a Governmental Authority, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

(e)           Foreign Lenders.  Each Lending Party that is not a “United States person” (as such term is defined in Section 770 1(a)(30) of the Code) shall submit to Borrower and Administrative Agent on or before the date such Lending Party becomes a party hereto, two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Person and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Person by Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by Borrower pursuant to this Agreement) or such other evidence satisfactory to Borrower and Administrative Agent that such Person is entitled to an exemption from, or reduction of, United States withholding tax.  Thereafter and from time to time, each such Person shall:  (i) promptly submit to Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrower and Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Person by Borrower pursuant to this Agreement; (ii) promptly notify Administrative Agent of any change in circumstances that would modify or render invalid any claimed exemption or reduction; and (iii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Person, and as may be reasonably necessary (including the re-designation of its lending office) to avoid any requirement of applicable Laws that Borrower make any deduction or withholding for taxes from amounts payable to such Person.  If such Person fails to deliver the forms referred to in this subsection or other documentation, then Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.  If any Governmental Authority asserts that Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify Administrative Agent therefor, including all penalties and interest, and for any taxes imposed by any jurisdiction on the amounts payable to Administrative Agent under this Section 3.01, and costs and expenses (including reasonable attorneys’ fees) of Administrative Agent.  The obligation of Lending Parties under this Section 3.01 shall survive the termination of the Aggregate Revolving Credit Commitments, repayment of all Obligations and the resignation or replacement of Administrative Agent.

(f)            Treatment of Certain Refunds.  If Administrative Agent or any Lending Party determines that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of Administrative Agent or such Lending Party, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that Borrower, upon the request of Administrative Agent or such Lending Party, as applicable, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Administrative Agent or such Lending Party, as applicable, in the event Administrative Agent or such Lending Party, as applicable is required to repay such refund to such Governmental Authority.  This subsection (f) shall not be construed to require Administrative Agent or any Lending Party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrower or any other Person.

Section 3.02         Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank offered market, then, on notice thereof by such Lender to Borrower through Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans or, if such notice relates to the unlawfulness or asserted unlawfulness of charging interest based on the Eurodollar Rate, to make Base Rate Loans as to which the interest rate is determined with reference to the Eurodollar Rate shall be suspended until such Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, Borrower shall, upon demand from such Lender (with a copy to Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender and Base Rate Loans as to which the interest rate is determined with reference to the Eurodollar Rate to Base Rate Loans as to which the rate of interest is not determined with reference to the Eurodollar Rate, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans or Base Rate Loan.  Notwithstanding the foregoing and despite the illegality for such a Lender to make, maintain or fund Eurodollar Rate Loans or Base Rate Loans as to which the interest rate is determined with reference to the Eurodollar Rate, that Lender shall remain committed to make Base Rate Loans and shall be entitled to recover interest at the Base Rate.  Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due under Section 3.05 in accordance with the terms thereof due to such prepayments or conversion.

Section 3.03         Inability To Determine Rates.

If Required Lenders determine that for any reason in connection with any request for a Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with a Base Rate Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with a Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, then Administrative Agent will promptly so notify Borrower and each Lender.  Thereafter, the obligation of Lenders to make or maintain Eurodollar Rate Loans and Base Rate Loans as to which the interest rate is determined with reference to the Eurodollar Rate shall be suspended until Administrative Agent (upon the instruction of Required Lenders) revokes such notice.  Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

Section 3.04         Increased Costs.

(a)           Increased Costs Generally.  If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lending Party (except any reserve requirement reflected in the Eurodollar Rate);

(ii)           subject any Lending Party to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lending Party in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lending Party); or

(iii)          impose on any Lender or L/C Issuer or the London interbank offered market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein (except any reserve requirement reflected in the Eurodollar Rate);

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or L/C Issuer of participating in, issuing or maintaining any Letter of

Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lending Party hereunder (whether of principal, interest or any other amount), then, upon request of such applicable Lending Party, Borrower will pay to such Lending Party such additional amount or amounts as will compensate such Lending Party for such additional costs incurred or reduction suffered.

(b)           Capital Requirements.  If any Lender or L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer or the Lending Office of such Lender or such Lender’s or L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or L/C Issuer’s capital or on the capital of such Lender’s or L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by L/C Issuer, to a level below that which such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction suffered.

(c)           Certificates for Reimbursement.  A certificate of a Lender or L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 3.04, as well as the basis for determining such amount or amounts, and delivered to Borrower shall be conclusive absent manifest error.  Borrower shall pay such Lender or L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten days after receipt thereof.

(d)           Delay in Requests.  Failure or delay on the part of any Lender or L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or L/C Issuer’s right to demand such compensation, provided that Borrower shall not be required to compensate a Lender or L/C Issuer pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or L/C Issuer, as the case may be, notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to in this subsection (d) shall be extended to include the period of retroactive effect thereof).

Section 3.05         Compensation For Losses.

Upon demand of any Lender (with a copy to Administrative Agent) from time to time, Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)           any continuation, conversion, payment or prepayment of any Eurodollar Rate Loan on a day other than the last day of the Interest Period for such Eurodollar Rate Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(b)           any failure by Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurodollar Rate Loan on the date or in the amount notified by Borrower; or

(c)           any assignment of a Eurodollar Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by Borrower pursuant to Section 3.06;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.  For purposes of calculating amounts payable by Borrower to Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank offered market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

Section 3.06         Mitigation Obligations; Additional L/C Issuer.

Notwithstanding anything to the contrary contained in Section 10.01:

(a)           If any Lender requests compensation under Section 3.04, or Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment:  (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or Section 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable; and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender as reasonably determined by such Lender.  Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)           If L/C Issuer may not issue Letters of Credit as a result of the limitations set forth in Section 2.03(a)(iv)(A), then Borrower may, if no Default exists and with the prior written consent of Administrative Agent (which consent shall not be unreasonably withheld or delayed):  (i) request one of the other Lenders (with such other Lender’s consent) to issue Letters of Credit; or (ii) designate a supplemental bank or financial institution, which is an Eligible Assignee and otherwise satisfactory to Administrative Agent, to issue Letters of Credit and become an additional “L/C Issuer” hereunder.

Section 3.07         Removal Or Replacement Of Lenders.

Notwithstanding anything to the contrary contained in Section 10.01:

(a)           If no Default exists, but subject to Section 3.05 and to payment to any Specified Lender of the aggregate Outstanding Amount of all of its Loans (including participations in L/C Obligations and in Swing Line Loans) at the time owing to it, all accrued and unpaid interest thereon, all accrued and unpaid fees and all other amounts payable to it hereunder from, to the extent of such outstanding principal and accrued interest and fees, Borrower (in the case of a removal of such Specified Lender) or an assignee (in the case of an assignment to another Person), as applicable, and, in the case of all other amounts, from Borrower, then Borrower may:  (i) remove such Specified Lender by terminating such Specified Lender’s Commitments; (ii) request one or more of the other Lenders to acquire and assume all of such Specified Lender’s Loans (including participations in L/C Obligations and in Swing Line Loans) and Commitments, which Lender or Lenders shall have the right, but not the obligation, to so acquire and assume such Specified Lender’s Loans (including participations in L/C Obligations and in Swing Line Loans) and Commitments pursuant to the procedures set forth in Section 10.06(b); or (iii) designate a replacement bank or financial institution that:  (A) is an Eligible Assignee; and (B) is otherwise reasonably satisfactory to Administrative Lender (such financial institution, a “Replacement Lender”), which Replacement Institution shall assume all of the Loans (including participations in L/C Obligations and in Swing Line Loans) and Commitments of the Specified Lender pursuant to the procedures set forth in Section 10.06(b); provided that no Specified Lender shall be required to make any such assignment and delegation if:  (1) prior thereto, such Specified Lender is no longer a Specified Lender as a result of it no longer being a Defaulting Lender; or (2) Borrower has not concurrently taken an action under clause (i), clause (ii) or clause (iii) of this subsection (a) with respect to all other Lenders who at the time are Specified Lenders.  Any designation of a Replacement Lender under the foregoing clause (iii) shall be subject to the prior written consent of Administrative Agent and L/C Issuer (which consents shall not be unreasonably withheld or delayed).  Administrative Agent agrees to waive its processing fee described in Section 10.06(b) with respect to an assignment effected under this Section 3.07(a).

(b)           In the case of the removal of any Specified Lender pursuant to Section 3.07(a)(i), Borrower shall also:  (i) provide appropriate assurances and indemnities (which may include letters of credit) to L/C Issuer and such Specified Lender as L/C Issuer and such Specified Lender may reasonably require with respect to any continuing obligation to purchase participation interests in any L/C Obligations then outstanding; and (ii) release such Specified Lender from its obligations under the Loan Documents.  Each Lender hereby grants to Administrative Agent a power of attorney (which power of attorney, being coupled with an interest, is irrevocable) to execute and deliver, on behalf of such Lender, as assignor, any Assignment and Assumption necessary to effectuate any assignment of such Lender’s interests hereunder in circumstances contemplated by this Section 3.07.

(c)           Upon the prepayment of all amounts owing to any Specified Lender and the termination of such Lender’s Commitments pursuant to this Section 3.07, such Specified Lender shall no longer constitute a “Lender” for purposes hereof; provided that any rights of such Specified Lender to indemnification hereunder shall survive as to such Specified Lender.

(d)           Promptly following the removal or replacement of any Specified Lender in accordance with this Section 3.07, Administrative Agent shall distribute an amended Schedule 2.01, which shall be deemed incorporated into this Agreement, to reflect changes in the identities of Lenders and adjustments of their respective Commitments or Applicable Percentages, as applicable, resulting from any such removal or replacement.

Section 3.08         Survival.

All obligations of Borrower under this Article III shall survive termination of the Commitments and repayment of all other Obligations.

ARTICLE IV

CONDITIONS PRECEDENT

Section 4.01         Conditions To Effectiveness and to Initial Credit Extension.

The obligation of each Lending Party to make its initial Credit Extension hereunder is subject to the satisfaction of the following conditions precedent (all Loan Documents and other documents to be delivered to Administrative Agent or any Lending Party pursuant to this Section 4.01 shall be subject to prior approval as to form and substance (including as to results) by Lending Parties and Administrative Agent, with delivery by a Lending Party or Administrative Agent of its signature page to this Agreement evidencing such Person’s acknowledgement that the conditions set forth in this Section 4.01 have been satisfied, unless otherwise waived in writing):

(a)           Administrative Agent shall have received the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each, to the extent to be executed by a Loan Party, properly executed by a Responsible Officer of such Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date), all in sufficient number as Administrative Agent shall separately identify (including, if specified by Administrative Agent, for purposes of the distribution thereof to Administrative Agent, Lending Parties and Borrower):

(i)            counterparts of this Agreement, executed by each of the parties hereto (including without limitation, each Domestic Subsidiary and each Exempt Foreign Subsidiary, other than, in either case, Immaterial Subsidiaries);

(ii)           if requested by Swing Line Lender or any Lender, a Note or Notes (as the case may be) executed by Borrower in favor of such Lending Party evidencing, as applicable, the Revolving Credit Loans, Term Loan and/or Swing Line Loans to be made by such Lending Party to Borrower;

(iii)          counterparts of the other Loan Documents (including all Collateral Documents), executed by each of the parties thereto;

(iv)          such certificates of resolutions or other action, incumbency certificates or other certificates of Responsible Officers of each Loan Party as Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Loan Documents to which such Loan Party is a party;

(v)           such documents and certifications as Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing in the state or other jurisdiction of its incorporation or organization;

(vi)          a favorable opinion of counsel to the Loan Parties reasonably acceptable to Administrative Agent addressed to Administrative Agent and each Lending Party, as to such matters as are reasonably required by Administrative Agent or any Lending Party with respect to the Loan Parties and the Loan Documents;

(vii)         a certificate of a Responsible Officer of each Loan Party either:  (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect; or (B) stating that no such consents, licenses or approvals are so required;

(viii)        a certificate signed by a Responsible Officer of each Loan Party certifying that:  (A) the conditions specified in Section 4.02(a) and Section 4.02(b) have been satisfied; (B) there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect and (C) upon the closing of this Agreement, the Consolidated Leverage Ratio shall be less than 2.5 : 1.0 as of June 30, 2009, after giving effect to the transactions contemplated by this Agreement on a pro form basis;

(ix)           evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, including, but not limited to, naming Administrative Agent as additional insured (in the case of liability insurance) or Lender’s loss payee (in the case of hazard insurance) on behalf of Lenders with respect to insurance proceeds in excess of $250,000;

(x)            a pro forma calculation of the covenants set forth in Section 6.12 as of the last day of the Fiscal Period ended June 30, 2009, certified by an appropriate Responsible Officer of Borrower as having been prepared in good faith based on reasonable assumptions;

(xi)           a copy, certified by an appropriate Responsible Officer of Borrower, of the financial statements of Borrower referred to in Section 5.11;

(xii)          evidence that the Existing Credit Agreement has been terminated not later than the Closing Date, and all amounts outstanding thereunder paid in full; and all Liens thereunder have been released and terminated not later than the Closing Date;

(xiii)         evidence that such Uniform Commercial Code financing statements, fixture filings (appropriately completed and executed) shall have been filed (or transmitted to an appropriate service organization for filing) in such jurisdictions as Administrative Agent may request to perfect the Liens granted to Administrative Agent in this Agreement, the Security Documents and the other Loan Documents;

(xiv)        Uniform Commercial Code search certificates from the jurisdictions in which Uniform Commercial Code financing statements are to be filed pursuant to clause (xiii) above, reflecting no other financing statements or filings which evidence Liens of other Persons in the Collateral, except for any such Liens (A) which are expressly permitted by Section 7.01 or (B) for which Administrative Agent has received a termination statement pursuant to clause (xii) above;

(xv)         the stock certificates representing (A) all of the outstanding Equity Interests of any direct Domestic Subsidiary or direct Exempt Foreign Subsidiary of each Loan Party and (B) 66% of any direct Foreign Subsidiary (other than Exempt Foreign Subsidiaries) of each Loan Party, in each case pledged to Administrative Agent pursuant to the Security Documents, together with undated stock powers duly executed by the applicable Loan Party in blank and attached thereto;

(xvi)        forecasts prepared by the management of Borrower, reasonably satisfactory to Administrative Agent, of consolidated and consolidating balance sheets and statements of income or operations and cash flows for Borrower and its Subsidiaries for the 2009 fiscal year;

(xvii)       appropriate documents for filing with the United States Patent and Trademark Office and all other filings necessary to perfect the security interests granted to Administrative Agent by the Security Documents, all appropriately completed and duly executed by the applicable Loan Party and, where appropriate, notarized;

(xviii)      such other evidence as Administrative Agent may request to establish that the Liens granted to Administrative Agent or any Lender in this Agreement, the Security Documents and the other Loan Documents are perfected and prior to the Liens of other Persons in the Collateral, except for certain Permitted Liens; and

(xix)         such other assurances, certificates, documents, consents, reports or opinions as Administrative Agent or any Lending Party may reasonably require.

(b)           Administrative Agent shall have received a certificate to the effect that no pending or threatened action, suit, investigation or proceeding exists, which could reasonably be expected to have a Material Adverse Effect.

(c)           There has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

(d)           Any fees required to be paid to Administrative Agent or any Lending Party on or before the Closing Date shall have been paid.

(e)           Unless Administrative Agent agrees to any delay in such payment, Borrower shall have paid all fees, charges and disbursements of counsel to Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between Borrower and Administrative Agent).

Without limiting the generality of the provisions of the last paragraph of Section 10.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lending Party that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or to be acceptable or satisfactory to a Lending Party unless Administrative Agent shall have received notice from such Lending Party prior to the proposed Closing Date specifying its objection thereto.

Section 4.02         Conditions To All Credit Extensions.

The obligation of each Lending Party to make any Credit Extension (including its initial Credit Extension) hereunder or to honor any Request for Credit Extension is subject to the following conditions precedent:

(a)           The representations and warranties of Borrower and each other Loan Party contained in Article V or any other Loan Document, or that are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that is already qualified or modified by materiality in the text thereof) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (except that such materiality qualifier shall not be applicable to any representation or warranty that is already qualified or modified by materiality in the text thereof) and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.11 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01.

(b)           No Default (including without limitation, no Default of the financial covenants set forth in Section 6.12) shall then exist, or shall result from, such proposed Credit Extension or from the application of the proceeds thereof or from the honoring of any Request for Credit Extension.

(c)           Administrative Agent and, if applicable, Swing Line Lender or L/C Issuer shall have received the applicable Request for Credit Extension.

(d)           Administrative Agent shall have received, in form and substance satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as Administrative Agent or Required Lenders may reasonably require.

Each Request for Credit Extension submitted by Borrower and each automatic advance of a Swing Line Loan pursuant to any “Auto Borrow” plan shall be deemed to be a representation and warranty that the conditions specified in Section 4.02(a) and Section 4.02(b) have been satisfied on and as of the date of the making of the applicable Credit Extension or the honoring of the applicable Request for Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Administrative Agent and each Lending Party that:

Section 5.01         Corporate Existence And Power.

Each of the Loan Parties and their respective Subsidiaries:  (a) in the case of each of the Loan Parties, is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation and, in the case of the Subsidiaries that are not Loan Parties, is duly organized and validly existing under the laws of its jurisdiction of organization; (b) has the power and authority and all governmental licenses, authorizations, consents and approvals:  (i) to own its assets and carry on its business, except to the extent that any failure to have any of the foregoing could not reasonably be expected to have a Material Adverse Effect; and (ii) to execute, deliver, and perform its obligations under the Loan Documents to which each is a party; and (c) is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, and is licensed and in good standing under the laws of each jurisdiction where its ownership, leasing or operation of property or the conduct of its business requires such qualification or license, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.02         Corporate Authorization; No Contravention.

The execution and delivery by each of the Loan Parties, and the performance by each of the Loan Parties of its obligations under, each Loan Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action, and do not and will not:  (a) contravene the terms of any of such Person’s Organizational Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under:  (i) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.  Each of the Loan Parties and their respective Subsidiaries are in compliance with all Contractual Obligations referred to in clause (b)(i), except to the extent that any failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.  No Loan Party or any Subsidiary thereof, nor any of its or their respective properties, is a party to, bound by or subject to any Contractual Obligation, or is subject to any restriction in any Organizational Document, or any requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

Section 5.03         Governmental Authorization; Compliance With Laws.

(a)           No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person (including, without limitation, the shareholders of any Person) is necessary or required in connection with the execution and delivery by any Loan Party of, or the performance by any Loan Party of its obligations under, any Loan Document to which it is a party, other than those that have been obtained.

(b)           Each Loan Party and each Subsidiary thereof are in compliance in all material respects with the requirements of all Laws (including, without limitation, the Foreign Corrupt Practices Act of the United States) and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which:  (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (ii) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.04         Binding Effect.

This Agreement has been, and each other Loan Document (when delivered hereunder) will have been, duly executed and delivered by each Loan Party that is party thereto.  This Agreement and each other Loan Document to which any Loan Party is a party constitute the legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, subject to applicable bankruptcy, insolvency and creditors’ rights laws and principles of equity.

Section 5.05         Litigation.

There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of any Loan Party, threatened or contemplated, at law, in equity, in arbitration or before any Governmental

Authority, against any Loan Party or any Subsidiary of any Loan Party that:  (a) purport to affect or pertain to any Loan Document, or any of the transactions contemplated thereby; or (b) if determined adversely to any Loan Party or any Subsidiary of any Loan Party, could reasonably be expected to have a Material Adverse Effect.  No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of any Loan Document, or directing that the transactions provided for therein not be consummated as therein provided.

Section 5.06         No Defaults.

No Default exists or would result from the incurring of any Obligations by any Loan Party or from the grant and perfection of the Liens upon the Collateral in favor of Administrative Agent.  As of the Closing Date, none of Borrower, any other Loan Party or any Subsidiary of any Loan Party is in default under or with respect to any Contractual Obligation in any respect that, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under Section 8.01(e).

Section 5.07         ERISA Compliance.

(a)           As of the Closing Date, each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state law.  Each Plan which is intended to qualify under subsection 401(a) of the Code has received a favorable determination letter from the IRS and nothing has occurred that would cause the loss of such qualification.  As of the Closing Date, Borrower and each ERISA Affiliate have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b)           As of the Closing Date, there are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority in respect of any Plan.  As of the Closing Date, there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

(c)           As of the Closing Date:  (i) no ERISA Event has occurred or is reasonably expected to occur; and (ii) no event or circumstance has occurred or exists that, if such event or circumstance had occurred or arisen after the Closing Date, would create an Event of Default under Section 8.01(i).

Section 5.08         Use Of Proceeds.

Borrower will use the proceeds of the Loans solely for the purposes set forth in and as permitted by Section 6.11 and Section 7.09.

Section 5.09         Title To Properties.

Each Loan Party and each Subsidiary thereof have good and marketable title to, or valid leasehold interests in, or valid rights to use (including easements) all real and personal property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The properties of each Loan Party and each Subsidiary thereof are subject to no Liens other than Permitted Liens.

Section 5.10         Taxes.

Each Loan Party and each Subsidiary thereof have filed all Federal and other material tax returns and reports required to be filed, and have paid prior to delinquency all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which adequate reserves have been provided in accordance with GAAP.  There is no proposed tax assessment against any Loan Party or any Subsidiary thereof that would, if made, have a Material Adverse Effect.  Neither any Loan Party or any Subsidiary thereof is party to any tax sharing agreement.

Section 5.11         Financial Condition.

(a)           The Audited Financial Statements:  (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the consolidated financial condition of Borrower as of the date thereof and its consolidated results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show, on a consolidated basis, all material indebtedness and other liabilities, direct or contingent, of Borrower as of the date thereof, including liabilities for taxes, material commitments and Debt.

(b)           The unaudited consolidated balance sheet of Borrower dated June 30, 2009, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the Fiscal Period ended on such date:  (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present the consolidated financial condition of Borrower as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)           The financial statements delivered pursuant to Section 6.01(a) and (b) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 6.01(a) and (b)) and present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of Borrower and its Subsidiaries as of the dates thereof and for the periods covered thereby.

(d)           Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

Section 5.12         Environmental Matters.

The effect of existing Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.13         Margin Regulations; Regulated Entities.

Neither Borrower nor any Subsidiary thereof is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.  None of Borrower, any Subsidiary thereof or any Person controlling Borrower is an “investment company” within the meaning of, or subject to regulation under, the Investment Company Act of 1940.

Section 5.14         Swap Obligations.

Neither Borrower nor any Subsidiary thereof has incurred any outstanding obligations under any Swap Contracts, other than obligations under Swap Contracts expressly permitted hereby.  Borrower has voluntarily entered into each Swap Contract to which it is a party based upon its own independent assessment of its consolidated assets, liabilities and commitments, in each case as an appropriate means of mitigating and managing risks associated with such matters and not for speculation, and has not relied on any swap counterparty or any Affiliate of any swap counterparty in determining whether to enter into any Swap Contract.

Section 5.15         Intellectual Property.

Borrower and each Subsidiary thereof own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, mask works, trade dress, copyrights, contractual franchises, authorizations and other intellectual property rights (collectively, “Intellectual Property Rights”) that are reasonably necessary for the operation of their respective businesses.  As of the Closing Date and as of the most recent date on which Schedule 5.15 was requested to be updated by Administrative Agent; which shall be updated from time to time at the request of Administrative Agent, Schedule 5.15 contains a complete list of all patents, applications for patents, material trademarks, registered trademarks, applications to register trademarks, material service marks, material applications to register service marks, material mask works, material trade dress and registered copyrights for which any Loan Party is the owner, as well as a complete list of all agreements under which any Loan Party has licensed material Intellectual Property Rights (other than (i) readily available licenses of commercial off the shelf computer software used in the ordinary course of business; (ii) licenses of software on behalf of customers, the expense of which is recovered from such customer pursuant to contractual arrangements, and (iii) software licenses for training and development purposes from third party vendors in the ordinary course of business (such as SAP, Lawson, Oracle or PeopleSoft)) and a summary of any ongoing payments such Loan Party is obligated to make with respect thereto.  The use of such intellectual property by Borrower and its Subsidiaries and the operation of their respective businesses do not infringe any valid and enforceable intellectual property rights of any other Person, except to the extent any such infringement could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Borrower or any Subsidiary thereof infringes upon any rights held by any other Person, except to the extent any such infringement could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as specifically disclosed on Schedule 5.05, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of Borrower, proposed, which, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The intellectual property described on Schedule 5.15 (i) is owned or licensed free and clear of all restrictions (other than restrictions that could not reasonably be expected to have a Material Adverse Effect) or Liens (other than Permitted Liens), whether by written agreement or otherwise, (ii) is owned or licensed free and clear of all adverse court orders, injunctions, decrees or writs, whether by written agreement or otherwise, and (iii) is valid, subsisting and enforceable, in each case (with respect to the foregoing clauses (ii) and (iii)) other than with respect to any such intellectual property the absence or invalidity of which is not considered by Borrower to be material to the operation of the business of Borrower and its Subsidiaries, taken as a whole.  Except as could not reasonably be expected to have a Material Adverse Effect, the Loan Parties have taken all commercially reasonable action necessary to maintain and protect such intellectual property.

Section 5.16         Equity Interests Held By Borrower; Equity Interests In Borrower.

(a)           As of the Closing Date:  (a) the only Subsidiaries of Borrower are those listed on Schedule 5.16; and (b) Borrower holds no Equity Interests in any other Person other than (i) those specifically disclosed on Schedule 5.16, or (ii) Equity Securities that individually or in the aggregate do not exceed $100,000.  All of the outstanding Equity Interests in Borrower and in each Subsidiary thereof have been validly issued and are fully paid and nonassessable.  As of the Closing Date, Schedule 5.16 sets forth, (i) for each of the direct Subsidiaries of the Loan Parties, its jurisdiction of organization, the classes of its Equity Interests, the number of shares of each such class issued and outstanding, and whether Borrower owns such shares directly or, if not, the Subsidiary of Borrower that owns such shares and the number of shares and percentages of shares of each such class owned directly or indirectly by Borrower, and whether such Subsidiary is a Domestic Subsidiary, an Immaterial Subsidiary, an Exempt Foreign Subsidiary or a Foreign Subsidiary and (ii) for each other Subsidiary, the name of such Subsidiary, its jurisdiction of organization and the percentage of each such Subsidiary owned directly or indirectly by Borrower.

(b)           As of the Closing Date, there are no outstanding subscriptions, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (firm or conditional) obligating the Loan Parties to issue, deliver or sell, or cause to be issued, delivered or sold, any additional Equity Interests of the Loan Parties, or obligating the Loan Parties to grant, extend or enter into any such agreement or commitment, except employee stock bonus plans, employee share purchase plans and employee stock option plans.  All Equity Interests of the Loan Parties have been offered and sold in compliance with all federal and state securities laws and all other requirements of Law, except where any failure to comply is not reasonably likely to have a Material Adverse Effect.

Section 5.17         Insurance.

The properties of each Loan Party and each Subsidiary thereof are insured with financially sound and reputable insurance companies that are not Affiliates of any of the Loan Parties, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Loan Party or its Subsidiary operates.  The insurance coverage of the Loan Parties as in effect on the Closing Date is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 5.17.

Section 5.18         Collateral And Collateral Documents.

(a)           The provisions of each of the Collateral Documents, when delivered, are effective to create in favor of Administrative Agent a valid and enforceable security interest or other Lien in all right, title, and interest of each Loan Party party thereto in the collateral described therein.  To the extent required hereby or by the Collateral Documents, each such security interest or other Lien has been perfected and constitutes a perfected, first priority security interest or other Lien in the subject Collateral, subject to no Liens other than Permitted Liens.

(b)           All representations and warranties of each Loan Party in each Loan Document are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that is already qualified or modified by materiality in the text thereof), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (except that such materiality qualifier shall not be applicable to any representation or warranty that is already qualified or modified by materiality in the text thereof).

Section 5.19         Labor Relations.

As of the Closing Date, there are no strikes, lockouts or other material labor disputes against any Loan Party, or to Borrower’s knowledge, threatened against or affecting any Loan Party, and no significant unfair labor practice complaint is pending against any Loan Party or, to the knowledge of Borrower, threatened against any of them before any Governmental Authority.  At any time after the Closing Date, there are no strikes, lockouts or other material labor disputes against Borrower or any Subsidiary thereof, or to Borrower’s knowledge, threatened against or affecting Borrower or any Subsidiary thereof, and no significant unfair labor practice complaint is pending against Borrower or any Subsidiary thereof or, to the knowledge of Borrower, threatened against any of them before any Governmental Authority, other than, in each case as could not reasonably be expected to have a Material Adverse Effect.  Except as set forth on Schedule 5.19, as of the Closing Date:  (a) Borrower is not a party to any collective bargaining agreements or similar contracts; and (b) no union representation exists as to any Loan Party and, to the knowledge of Borrower, no such union organizing activities are taking place.

Section 5.20         Solvency.

Borrower, as well as each Subsidiary thereof, is Solvent.

Section 5.21         Full Disclosure.

None of the representations or warranties made by any Loan Party in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of any Loan Party in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of any Loan Party to Administrative Agent and Lending Parties (or any of the foregoing Persons) prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not materially misleading as of the time when made or delivered.

Section 5.22         Business Locations.

Set forth on Schedule 5.22(a) is a list of all real property located in the United States that is owned or leased by Loan Parties as of the Closing Date, it being understood that the list of all office space leased by the Loan Parties on Borrower’s website shall be deemed identified on Schedule 5.22(a).  Set forth on Schedule 5.22(b) is the tax payer identification number and organizational identification number of each Loan Party as of the Closing Date.  The exact legal name and state of organization of each Loan Party is as set forth on the signature pages hereto.  Except as set forth on Schedule 5.22(c), no Loan Party has during the five years preceding the Closing Date (i) changed its legal name, (ii) changed its state of formation, or (iii) been party to a merger, consolidation or other change in structure.

Section 5.23         Brokerage Commissions.

Except as provided in the Fee Letter, no person is entitled to receive any brokerage commission, finder’s fee or similar fee or payment in connection with the extensions of credit contemplated by this Agreement as a result of any agreement entered into by any Loan Party.

Section 5.24         Deposit and Securities Account.

Set forth on Schedule 5.24 is a complete and accurate list of all deposit and securities accounts of each Loan Party as of the Closing Date (other than de minimis accounts that are excluded pursuant to the terms of Sections 7.13 and 7.14).

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than unasserted contingent indemnification obligations) shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding, Borrower shall and shall (except in the case of the covenants set forth in Section 6.01, Section 6.02, and Section 6.03) cause each of its Subsidiaries to:

Section 6.01         Financial Statements.

Deliver to Administrative Agent:

(a)           as soon as available, but in any event within ninety days after the end of each fiscal year of Borrower, a consolidated and consolidating balance sheet for Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated and consolidating statements of income or operations, shareholders’ equity, retained earnings and cash flows for such fiscal year, setting forth, in each case in comparative form, the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited, certified by a Responsible Officer of Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity, retained earnings and cash flows of Borrower and its Subsidiaries in accordance with GAAP, and accompanied by a report and opinion of Ernst & Young or any other independent certified public accountant of nationally recognized standing reasonably acceptable to Required Lenders (provided that any “Big Four” accounting firm shall be deemed acceptable to Required Lenders), which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b)           as soon as available, but in any event within forty five days after the end of each of the first three Fiscal Periods in each fiscal year, a consolidated and consolidating balance sheet for Borrower and its Subsidiaries as at the end of such Fiscal Period, and the related consolidated and consolidating statements of income or operations, shareholders’ equity, retained earnings and cash flows for such quarter and for the portion of Borrower’s fiscal year then ended, setting forth, in each case in comparative form, the figures for the corresponding quarters and for the portions of the previous fiscal year, all in reasonable detail, such financial statements to be certified by a Responsible Officer of Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity, retained earnings and cash flows of Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year end audit adjustments and the absence of footnotes; and

(c)           as soon as available, but in any event no later than thirty days after the end of each fiscal year of Borrower, forecasts prepared by the management of Borrower, in form consistent with forecasts provided to Administrative Agent on or prior to the Closing Date or otherwise reasonably satisfactory to Administrative Agent, of consolidated and consolidating balance sheets and statements of income or operations and cash flows for Borrower and its Subsidiaries for the next fiscal year.

Section 6.02         Certificates; Other Information.

Deliver to Administrative Agent:

(a)           concurrently with the delivery of the financial statements referred to in subsections (a) and (b) of Section 6.01, a duly completed Compliance Certificate signed by an appropriate Responsible Officer of Borrower;

(b)           promptly, but in no event later than five Business Days after any request by Administrative Agent or any Lending Party, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Borrower by independent accountants in connection with the accounts or books of Borrower or any Subsidiary thereof, or any audit of any of them; provided that, if the requested information does not relate to the period covered by such Audited Financial Statements or any period thereafter, then Borrower shall have a reasonable additional period to promptly comply with such request;

(c)           promptly, but in no event later than five Business Days, after the same are available, notice of the filing of (i) Form 10 Q quarterly reports, Form 10 K annual reports, Form 8 K current reports and proxy reports, (ii) any other filings made by Borrower or any Subsidiary with the Securities and Exchange Commission (provided that Borrower shall not be required to provide notice of the filing of any Forms 3, 4 or 5), and (iii) notice of (and, upon the request of Administrative Agent, copies of) any other information that is provided by Borrower to its shareholders generally;

(d)           promptly, but in no event later than five Business Days, after the furnishing thereof (unless otherwise required to be furnished to Administrative Agent and Lenders pursuant to Section 6.01 or any other clause of this Section 6.02):  (i) in connection with any Debt of a Loan Party exceeding the Threshold Amount evidenced by any indenture, loan or credit or similar agreement, copies of any notices of default or any other material statements, reports or notices (other than periodic information or reports in the ordinary course) furnished to any holder of any such Debt, and (ii) in connection with any other Debt of Borrower or any Subsidiary evidenced by any indenture, loan or credit or similar agreement, any notice of default furnished to any holder of any such Debt;

(e)           promptly, and in any event within five Business Days after receipt thereof by any Loan Party (and in any event within twenty (20) days of receipt thereof by any other Subsidiary), copies of each notice or other correspondence received from the SEC or any other Governmental Authority concerning any investigation or possible investigation or other inquiry (other than routine and periodic inquiries in the ordinary course) by such agency regarding any material financial or other material operational results of any Loan Party or any Subsidiary thereof;

(f)            concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a summary aging report relating to all accounts receivable of Borrower and its Subsidiaries as of the end of the most recent quarter;

(g)           unless previously disclosed in writing to Administrative Agent, not later than forty-five days after the end of each Fiscal Period of Borrower, notice of (i) any Person becoming a Subsidiary of Borrower or (ii) any Domestic Subsidiary or Exempt Foreign Subsidiary ceasing to be an Immaterial Subsidiary, which notice shall (in each case) contain the information required by Section 5.16 with respect to each such Subsidiary;

(h)           promptly, but in any event within a reasonable period of time thereafter, such additional information regarding the business, financial or corporate affairs of any Loan Party or any Subsidiary thereof or compliance with the terms of the Loan Documents, as Administrative Agent or any Lending Party may from time to time reasonably request; and

(i)            (i) concurrently with the delivery of the financial statements referred to in Section 6.01(a) and with the delivery of the financial statements referred to in Section 6.01(b) solely with respect to fiscal quarter ending June 30 of each fiscal year, a certificate of a Responsible Officer of Borrower listing (A) all applications by any Loan Party, if any, for Copyrights, Patents or Trademarks (each such term as defined in the Security Agreement) made since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date), (B) all issuances of registrations or letters on existing applications by any Loan Party for Copyrights, Patents and Trademarks (each such term as defined in the Security Agreement) received since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date), (C) all Trademark Licenses, Copyright Licenses and Patent Licenses (each such term as defined in the Security Agreement) entered into by any Loan Party since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date), and (D) all deposit and securities accounts that have been opened by any Loan Party since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date) and (ii) as soon as available, but in any event within forty five days after the end of each Fiscal Period, a certificate of a Responsible Officer of Borrower attaching the insurance binder or other evidence of insurance for any insurance coverage of any Loan Party that was renewed, replaced or modified during the period covered by such financial statements or a certificate of insurance from any insurance company providing insurance coverage to any Loan Party.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Borrower posts such documents, or provides a link thereto on Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and Administrative Agent have access (whether a commercial, third-party website or whether sponsored by Administrative Agent); provided that: (i) Borrower shall deliver paper copies of such documents to Administrative Agent or any Lender that requests Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by Administrative Agent or such Lender and (ii) Borrower shall notify Administrative Agent (by telecopier or e-mail) of the posting of any such documents and provide to Administrative Agent by e-mail electronic versions (i.e., soft copies) of such documents.  Notwithstanding anything contained herein, Administrative Agent may request that Borrower provide paper copies of the Compliance Certificates required by Section 6.02(a) to Administrative Agent.  Except for such Compliance Certificates, Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Borrower hereby acknowledges that (a) Administrative Agent and/or BAS will make available to Lenders and L/C Issuer materials and/or information provided by or on behalf of Borrower hereunder (collectively, the “Borrower Materials”) by posting Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of Lenders (each, a  “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Person’s securities.  Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Borrower shall be deemed to have authorized Administrative Agent, BAS and Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Side Information;” and (z) Administrative Agent and BAS shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform that is not designated as “Public Side Information.  Notwithstanding the foregoing, Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”.

Section 6.03         Notices.

Promptly, but in no event later than five Business Days after a Loan Party has (or reasonably should have) knowledge thereof, notify Administrative Agent:

(a)           of the occurrence of any Default;

(b)           of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including without limitation any such matter arising from:  (i) any breach or non performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary thereof; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary thereof and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary thereof, including pursuant to any applicable Environmental Laws;

(c)           of the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary thereof, including pursuant to any applicable Environmental Laws, if such event or circumstance relates to or could reasonably be expected to result in liability of any Loan Party or any Subsidiary thereof in an aggregate amount exceeding $7,500,000.00;

(d)           of the occurrence of any ERISA Event;

(e)           Promptly notify Administrative Agent of the occurrence of any Disposition, Event of Loss, any issuance of Equity Interests, any incurrence of Debt or Extraordinary Receipt, in each case, for which Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b);

(f)            upon request from time to time of Administrative Agent, the Swap Termination Values, together with a description of the method by which such values were determined, relating to any then outstanding Swap Contracts to which any Loan Party is a party;

(g)           of any material labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other material labor disruption against or involving (i) any Loan Party or (ii) any Subsidiary thereof;

(h)           of any material change in accounting policies or financial reporting practices by Borrower or any Subsidiary thereof; and

(i)            of any notice of (i) any material infringement of Intellectual Property Rights by others material to the business of Borrower and its Subsidiaries (taken as a whole), (ii) claims that any Loan Party is infringing another Person’s material Intellectual Property Rights, and (iii) any threatened cancellation, termination or material limitation of Intellectual Property Rights material to the businesses of Borrower and any Subsidiaries (taken as a whole).

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of Borrower setting forth details of the occurrence referred to therein and stating what action, if any, Borrower (or the other applicable Person) has taken or proposes to take with respect thereto.  Each notice given pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been (or could reasonably be expected to be) breached or violated.

Section 6.04         Payment of Certain Obligations.

Pay and discharge prior to delinquency all Federal and other material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and adequate reserves in accordance with GAAP are being maintained by Borrower or its affected Subsidiary.

Section 6.05         Preservation of Existence, Etc.

(a)           Preserve, renew and maintain in full force and effect their (i) legal existence and (ii) good standing under the Laws of the jurisdiction of their organization except in a transaction permitted by Section 7.04 or Section 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of their respective businesses, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of their registered patents, trademarks, trade names and service marks and other intellectual property, the non preservation of which could reasonably be expected to have a Material Adverse Effect.

Section 6.06         Maintenance of Properties.

(a)           Maintain, preserve and protect all of their material properties and equipment necessary to the operation of their business in good working order and condition, ordinary wear and tear and casualty and condemnation events excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 6.07         Maintenance of Insurance.

Maintain with financially sound and reputable insurance companies not Affiliates of any Loan Party, insurance with respect to their respective properties and businesses against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons.  With respect to insurance proceeds in excess of $250,000, Administrative Agent shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Administrative Agent, that it will give Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled.

Section 6.08         Compliance with Laws; Contractual Obligations.

Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to them or to their respective properties or businesses, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.  Comply with all Contractual Obligations, except in such instances in which (i) such Contractual Obligation is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

Section 6.09         Books and Records.

(a)           Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied are made of all financial transactions and matters involving the assets and business of Borrower and each Subsidiary thereof; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over any Borrower or any Subsidiary thereof, as the case may be, except for (solely with respect to Subsidiaries that are not Loan Parties), any such failure under this clause (b) that could not reasonably be expected to result in a Material Adverse Effect.

Section 6.10         Inspection Rights.

Permit representatives and independent contractors of Administrative Agent and each Lender to visit and inspect any of their respective properties, to examine their corporate, financial and operating records, and make copies thereof or abstracts therefrom (other than copies of minutes of the Board of Directors (or any subcommittee thereof) of Borrower and its Subsidiaries), and to discuss their affairs, finances and accounts with their directors, officers, members, managers and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Borrower; provided that, unless an Event of Default exists, the cost of only one such visit and inspection of Administrative Agent, or its representatives, per calendar year shall be borne by Borrower; provided further that, when an Event of Default exists, Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of Borrower at any time during normal business hours and without advance notice and as many times as Administrative Agent or any Lender may require.

Section 6.11         Use of Proceeds.

Use the proceeds of the Credit Extensions solely:  (a) on the Closing Date, to refinance certain existing Debt; and (b) on and after the Closing Date, for working capital and general corporate purposes

(including without limitation, for any Restricted Payments otherwise permitted hereunder), not in contravention of any Law or of any Loan Document.

Section 6.12         Financial Covenants.

(a)           Consolidated Fixed Charge Coverage Ratio.  Maintain, as of the last day of each Fiscal Period, a Consolidated Fixed Charge Coverage Ratio not less than 1.25 :  1.00.

(b)           Consolidated Leverage Ratio.  Maintain, as of the last day of each Fiscal Period set forth below, a Consolidated Leverage Ratio not greater than the corresponding ratio for such day set forth below:

September 30, 2009	2.75 : 1.00
December 31, 2009	2.75 : 1.00
March 31, 2010	2.50 : 1.00
June 30, 2010	2.25 : 1.00
September 30, 2010	2.25 : 1.00
December 31, 2010	2.25 : 1.00
March 31, 2011	2.25 : 1.00
June 30, 2011 and thereafter	2.00 : 1.00

(c)           Consolidated EBITDA.  Maintain Consolidated EBITDA for the twelve-month period ending as of the end of each fiscal quarter of the Borrower of at least (i) from the Closing Date to and including March 31, 2010, $50,000,000, (ii) from April 1, 2010 to and including September 30, 2010, $55,000,000, (iii) from October 1, 2010 to and including March 31, 2011, $60,000,000, (iv) from April 1, 2011 to and including September 30, 2011, $65,000,000 and (v) from October 1, 2011 and thereafter, $67,500,000.

(d)           Asset Coverage Test.  Not permit, at any time, the Outstanding Amount of all Loans advanced under this Agreement and L/C Obligations incurred under this Agreement to exceed an amount equal to 80% of the aggregate book value of all accounts receivable of the Borrower and its Subsidiaries from the ordinary course of business, net of allowances and reserves for doubtful or uncollectible accounts, as determined in accordance with GAAP.

Section 6.13         Further Assurances.

Promptly upon the written request by Administrative Agent or Required Lenders, take such further acts (including the acknowledgement, execution, delivery, recordation, filing and registering of documents) as may reasonably be required from time to time to:  (a) carry out more effectively the purposes of this Agreement or any other Loan Document; (b) subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents or any other properties, rights or interests (other than real property) acquired by Borrower or any Subsidiary thereof following the Closing Date; (c) perfect and maintain the validity, effectiveness and priority of the Liens created or intended to be created by any of the Loan Documents (to the extent such perfection actions are consistent with the requirements hereof or of any Collateral Document); and (d) better assure, convey, grant, assign, transfer, preserve, protect and confirm to Administrative Agent and Lending Parties the rights, remedies and privileges existing or granted or now or hereafter intended to be granted to such Persons under any Loan Document or other document executed in connection therewith.  Without limiting the generality of the foregoing, Borrower hereby agrees that, (x) Borrower shall, within thirty (30) days of (A) any Person becoming a Domestic Subsidiary or an Exempt Foreign Subsidiary or (B) any Domestic Subsidiary or Exempt Foreign Subsidiary ceasing to be an Immaterial Subsidiary, cause any such Domestic Subsidiary or Exempt Foreign Subsidiary (other than an Immaterial Subsidiary) to:  (i) enter into a Joinder Agreement or otherwise deliver a Guaranty; (ii) enter into such Collateral Documents as shall be required by Administrative Agent so as to create, perfect and protect a Lien in favor of Administrative Agent in all of the properties (other than real properties and Excluded Property) of such Person in a manner consistent with the actions taken with respect to the other Loan Parties under the Collateral Documents; (iii) cause each document (including each Uniform Commercial Code financing statement and each filing with respect to intellectual property owned by each such Person) required by law or reasonably requested by Administrative Agent to be filed, registered or recorded in order to create in favor of Administrative Agent for the benefit of Lenders a valid, legal and perfected first priority security interest (subject to Permitted Liens) in and lien on the Collateral subject to the Collateral Documents to be so filed, registered or recorded and evidence thereof delivered to Administrative Agent, and (iv) to the extent requested by Administrative Agent, deliver an opinion of counsel in form and substance reasonably satisfactory to Administrative Agent with respect to each such Person and the matters set forth in clause (x) of this Section; and (y) Borrower shall, within thirty (30) days (or, in connection with a Permitted Acquisition, such later date as Administrative Agent may determine in its sole discretion) of any Person becoming a direct Subsidiary of any Loan Party (or shall cause the applicable Subsidiary Guarantor to):  (i) amend the Collateral Documents as appropriate in light of such event to pledge to Administrative Agent for the benefit of itself and Lenders, 100% of the Equity Interests of any such direct Subsidiary of Borrower or any Loan Party that is a Domestic Subsidiary or an Exempt Foreign Subsidiary (and 66% of the Equity Interests of any such direct Subsidiary of Borrower or any Loan Party that is a Foreign Subsidiary other than Exempt Foreign Subsidiaries) and execute and deliver all documents or instruments required thereunder or appropriate to perfect the security interest created thereby, (ii) deliver to Administrative Agent all stock certificates and other instruments, if any, added to the Collateral thereby free and clear of all Liens other than Permitted Liens under clauses (a), (c), or (h) of Section 7.01, accompanied by undated stock powers or other instruments of transfer executed in blank, (iii) cause each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by Administrative Agent to be filed, registered or recorded in order to create in favor of Administrative Agent for the benefit of Lenders a valid, legal and perfected first  priority security interest (subject to Permitted Liens under clauses (a), (c), or (h) of Section 7.01) in and lien on the Collateral subject to the Collateral Documents to be so filed, registered or recorded and evidence thereof delivered to Administrative Agent, and (iv) to the extent requested by Administrative Agent, deliver an opinion of counsel in form and substance reasonably satisfactory to Administrative Agent with respect to each such Person and the matters set forth in clause (y) of this Section.

Section 6.14         Interest Rate Protection Agreements.

Within sixty (60) days of the Closing Date, Borrower shall enter into interest rate protection agreements (protecting against fluctuations in interest rates) reasonably acceptable to Administrative Agent, which agreements shall provide coverage in an amount equal to 50% of the Term Loan and for a duration of at least two (2) years.

Section 6.15         Deposit and Securities Accounts; Control Agreements.

Not later than sixty (60) days after the Closing Date, in the case of Loan Parties only, have all deposit and securities accounts (other than de minimis accounts that are excluded pursuant to the terms of Sections 7.13 and 7.14) at institutions that have entered into a control agreement with, or have agreed to other arrangements granting “control” (within the meaning of Article 9 of the applicable Uniform Commercial Code) to, Administrative Agent, in each case in form and substance satisfactory to Administrative Agent.

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than unasserted contingent indemnification obligations) hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding, Borrower shall not and shall not permit any Subsidiary of Borrower directly or indirectly to:

Section 7.01         Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than any of the following (collectively, “Permitted Liens”):

(a)           any Lien created under any Loan Document;

(b)           any Lien existing on the date hereof and listed on Schedule 7.01(b) and any renewals or extensions thereof, provided that:  (i) the property covered thereby is not changed; (ii) such Lien shall secure only those obligations that it secured on the date hereof and any increases to such obligations permitted under Section 7.03(b); (iii) the direct or any contingent obligor with respect thereto is not changed; and (iv) and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);

(c)           any Lien for tax liabilities, assessments and governmental charges or levies not yet due or to the extent that non payment thereof is permitted by Section 6.04;

(d)           any landlord’s, supplier’s, producer’s, carrier’s, warehouseman’s, mechanic’s, materialman’s, repairman’s or other like Lien arising in the ordinary course of business that is not overdue for a period of more than thirty days or that is being contested in good faith and by appropriate proceedings promptly instituted and diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(e)           any pledge or deposit in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f)            any deposit to secure the performance of bids, trade contracts or leases (other than Debt), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature, in each case incurred in the ordinary course of business;

(g)           any lease, sublease, easement, right of way, encroachment, restriction or other similar encumbrance affecting real property that, when aggregated with all other such Liens, is not substantial in amount, and that does not in any case materially detract from the value or use of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)           any Lien securing a judgment for the payment of money not constituting an Event of Default under Section 8.01(h) or securing an appeal or other surety bond related to any such judgment;

(i)            any Lien existing on any property prior to the acquisition thereof by Borrower or any Subsidiary thereof or existing on any property of any Person that becomes a Subsidiary of Borrower after the date hereof prior to the time such Person becomes a Subsidiary of Borrower (in each case other than any Lien securing Debt incurred in connection with a Permitted Acquisition); provided that:  (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary of Borrower, as the case may be; (ii) such Lien shall not apply to any other property or assets of Borrower or any Subsidiary thereof; and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary of Borrower, as the case may be;

(j)            any Lien arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that:  (i) such deposit account is not subject to restrictions against access by Borrower or any Subsidiary thereof in excess of those set forth by regulations promulgated by the FRB; and (ii) such deposit account is not intended by Borrower or any Subsidiary thereof to provide collateral to the depository institution;

(k)           any Lien securing (x) Debt permitted under Section 7.03(d) to the extent that the aggregate amount of all Debt (other than Debt under Hedging Obligations) at any time outstanding secured by all such Liens does not exceed $5,000,000.00, (y) Hedging Obligations, and (z) Cash Management Obligations;

(l)            the right of a licensee under a license agreement entered into by Borrower or any Subsidiary thereof, as licensor, in the ordinary course of business for the use of intellectual property or other intangible assets of Borrower or any such Subsidiary; provided that, in the case of any such license granted by Borrower or any such Subsidiary on an exclusive basis:  (i) such Person shall have determined in its reasonable business judgment that such intellectual property or other intangible assets are no longer useful in the ordinary course of business; (ii) such license is for the use of intellectual property or other intangible assets in geographic regions in which Borrower or any Subsidiary thereof does not have material operations or in connection with the exploitation of any product not then produced or planned to be produced by Borrower or any Subsidiary thereof; or (iii) such license is granted in connection with a transaction otherwise permitted by this Agreement; provided further that, in the case of clauses (ii) and (iii) of this subsection (l), Borrower or such Subsidiary has determined that it is in its best economic interest to grant such license;

(m)          any Lien securing Debt permitted under Section 7.03(f); provided that:  (i) any such Lien does not at any time encumber any property other than the property financed by the related Debt; (ii) any such Lien and the related Debt are incurred not later than 180 days after the acquisition or lease of such property; and (iii) the Debt secured thereby does not exceed the cost of the property being acquired on the date of the acquisition thereof;

(n)           any Lien securing Permitted Foreign Subsidiary Debt that does not attach to the assets of any Loan Party;

(o)           to the extent constituting a Lien, (x) escrow arrangements associated with an acquisition or disposition transaction otherwise permitted hereunder and (y) Earn Out Obligations granted to a seller in an acquisition transaction consummated prior to the date hereof and described on Schedule 7.01(o) or otherwise permitted hereunder;

(p)           any Lien securing Debt permitted under Section 7.03(e); provided that (i) such Lien is not created in contemplation of or in connection with such Acquisition, (ii) such Lien shall not apply to any other property or assets of Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such Acquisition or any permitted refinancings thereof permitted pursuant to Section 7.03(e);

(q)           cash collateral securing any reimbursement obligations incurred pursuant to (and in accordance with the terms of) Section 7.03(k), including the proviso therein;

(r)            Liens, if any, in favor of L/C Issuer and/or Swing Line Lender to cash collateralize or otherwise secure the obligations of a Defaulting Lender or an Impacted Lender to fund risk participations hereunder;

(s)           Liens on cash in an aggregate amount not to exceed $1,000,000 to secure Debt permitted under Section 7.03(l); provided that such Liens shall be terminated no later than thirty days after the Closing Date.

(t)            any Lien on Margin Stock of any Loan Party.

Section 7.02         Investments.

Make or permit to exist any Investments, except:

(a)           Investments in (i) cash and Cash Equivalents with respect to which (if owned by any Loan Party) the applicable obligations under the Security Documents have been satisfied and (ii) in the case of any Foreign Subsidiary, Investments in cash and short term investments at foreign financial institutions having maturities not in excess of 180 days that are of a nature substantially similar to Cash Equivalents with respect to which (if owned by any Exempt Foreign Subsidiary), the applicable obligations under the Security Documents have been satisfied;

(b)           Investments arising from transactions by Borrower or any Subsidiary thereof with customers or suppliers in the ordinary course of business, including Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers and suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(c)           (i) advances to officers, directors, shareholders, partners or members of Borrower or any Subsidiary for travel, entertainment, relocation and analogous ordinary business purposes in a maximum aggregate amount at any time outstanding not to exceed $3,000,000.00 and (ii) advances to employees (who are not officers) of Borrower or any Subsidiary for travel, entertainment, relocation and analogous ordinary business purposes;

(d)           (i) Investments of Borrower in any Subsidiary Guarantor; (ii) Investments of any Subsidiary Guarantor in any other Subsidiary Guarantor; (iii) Investments of Borrower or any Subsidiary consisting of Equity Interests disclosed on Schedule 5.16; (iv) following the Closing Date, Investments of Borrower or any Subsidiary Guarantor in any Subsidiary that is not a

Subsidiary Guarantor, in an aggregate amount not to exceed $2,500,000.00 per fiscal year for all such Subsidiaries (with unused amounts from one year being available to carry forward to the first ninety (90) days of the immediately subsequent year); provided that any such Investment constituting a loan, advance or extension of credit shall be evidenced by an enforceable promissory note and pledged to Administrative Agent pursuant to the Security Documents; (v) Investments by any Subsidiary that is not a Guarantor in a Subsidiary of such Subsidiary that is also not a Guarantor; and (vi) loans by any Subsidiary that is not a Guarantor to any Loan Party in an aggregate principal amount not to exceed $10,000,000.00 at any one time outstanding;

(e)           Borrower or any Subsidiary may consummate any Permitted Acquisition and may make good faith deposits in connection with prospective Permitted Acquisitions;

(f)            Investments made for the benefit of employees of Borrower or any Subsidiary thereof for the purposes of deferred compensation;

(g)           Guarantees permitted by Section 7.03(c);

(h)           Investments consisting of Swap Contracts permitted by Section 7.03(d);

(i)            Investments consisting of Capital Expenditures permitted by Section 7.07;

(j)            Investments consisting of repurchases of Equity Interests of Borrower pursuant to Section 7.06;

(k)           Loans by Borrower to minority shareholders of CIBER Novasoft Pty Ltd., in an aggregate principal amount not to exceed $2,000,000 to provide financing necessary for such minority shareholders to purchase common stock in CIBER Novasoft Pty Ltd. from other minority shareholders;

(l)            Payment by CIBER Holding Gmbh of up to an aggregate amount of 4,000,000 euros to further compensate selling shareholders of stock of CIBER Novasoft AG to the extent required by a court of competent jurisdiction in Germany or paid pursuant to a negotiated settlement with such shareholders; and

(m)          Investments not otherwise permitted pursuant to this Section 7.02 in an aggregate amount not to exceed $1,000,000 during the term of this Agreement; provided that no such Investment shall be in, constitute or contain Margin Stock.

Section 7.03         Debt.

Create, incur, assume or suffer to exist any Debt, except:

(a)           Debt under the Loan Documents;

(b)           Debt outstanding on the date hereof and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that:  (i) the amount of such Debt is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder; (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Debt, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or Lenders than the terms of any agreement or instrument governing the Debt being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Debt does not exceed the then applicable market interest rate; and (iii) no purchase money Debt nor Attributable Debt listed on such Schedule 7.03 may be refinanced or refunded;

(c)           (i) Guarantees by Borrower or any Subsidiary Guarantor in respect of Debt otherwise permitted hereunder of Borrower or any wholly owned Subsidiary Guarantor; and (ii) Guarantees by a Subsidiary that is not a Guarantor in respect of Debt otherwise permitted hereunder of any other Subsidiary that is not a Guarantor;

(d)           obligations (contingent or otherwise) of Borrower or any Subsidiary thereof existing or arising under any Swap Contract; provided that:  (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view”; and (ii) such Swap Contract does not contain any provision exonerating the non defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(e)           existing secured or unsecured Debt of an Acquiree incurred in connection with an Acquisition otherwise permitted under Section 7.02(e) (which, if secured, satisfies the conditions set forth in Section 7.01(p)), together with any refinancings thereof satisfying the requirements specified in the provisos to Sections 7.03(b) and 7.01(p); provided that (i) such Debt is not created in contemplation of or in connection with such Acquisition or such Person becoming a Subsidiary, as the case may be; (ii) if such Debt is in an aggregate outstanding amount exceeding $1,000,000.00, a Responsible Officer of Borrower shall deliver a certificate to Administrative Agent and Lenders detailing that, after giving effect thereto, Borrower shall be in pro forma compliance with all financial covenants set forth in Section 6.12, and (iii) the principal amount of all secured Debt under this Section 7.03(e) plus the principal amount of all Debt under Section 7.03(f) shall not exceed $10,000,000.00 outstanding at any time in the aggregate;

(f)            Subject to Section 7.07, (x) Debt in respect of capital leases and purchase money obligations for fixed or capital assets and (y) Debt under the IBM Credit Agreement, in each case within the limitations set forth in Section 7.01(m); provided that (i) the principal amount of all such Debt plus the principal amount of all secured Debt incurred under Section 7.03(e) shall not exceed $10,000,000.00 outstanding at any time in the aggregate, and (ii) any borrowings under the IBM Credit Agreement that have been outstanding for less than sixty (60) days shall not be included for purposes of the $10,000,000.00 cap set forth herein or in Section 7.03(e);

(g)           Permitted Subordinated Debt in an aggregate principal amount not to exceed $25,000,000 during the term of this Agreement;

(h)           Debt resulting from Investments described in and in compliance with Section 7.02(d);

(i)            performance bonds and surety bonds (exclusive of obligations for the payment of borrowed money) incurred in the ordinary course of business;

(j)            Debt incurred by any Foreign Subsidiary that is non recourse as to any Loan Party; provided that the aggregate principal amount of any such Debt outstanding at any time pursuant to this Section 7.03(j) for all such Foreign Subsidiaries shall not exceed $5,000,000.00 (“Permitted Foreign Subsidiary Debt”);

(k)           unsecured Debt not otherwise permitted under subsections (a) through (j) inclusive of this Section 7.03 in a principal amount not to exceed $1,000,000.00 at any one time outstanding (provided that if any Debt incurred pursuant to this clause (k) constitutes a reimbursement obligation under a “bank guaranty” issued by a bank (or a branch of a bank) that is not located in the United States in favor of a non U.S.  beneficiary in connection with a non U.S.  transaction for which no Letter of Credit satisfying the requirements of such transaction is, or is permitted to be, issued hereunder, such Debt may be secured by cash collateral in an amount not to exceed the amount of such reimbursement obligations), but in any such case only to the extent the incurrence or maintenance of such Debt under this clause (k) would not result in an Event of Default; and

(l)            Letter of Credit Number 526900 issued by Wells Fargo for the benefit of Western Surety Co. in an aggregate amount not to exceed $1,000,000; provided that such Debt shall not be permitted to be outstanding for more than thirty days after the Closing Date.

Section 7.04         Fundamental Changes.

(a)           Engage in any material line of business substantially different from those lines of business conducted by Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto; or

(b)           Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(i)            any Subsidiary Guarantor may merge with:  (A) Borrower, provided that Borrower shall be the continuing or surviving Person; or (B) any one or more other Subsidiary Guarantors, provided that, when any wholly owned Subsidiary Guarantor is merging with another Subsidiary Guarantor that is not wholly owned, the wholly owned Subsidiary Guarantor shall be the continuing or surviving Person;

(ii)           any Subsidiary Guarantor may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to Borrower or to another Subsidiary Guarantor; provided that if the transferor in such a transaction is a wholly owned Subsidiary Guarantor, then the transferee must either be Borrower or a wholly owned Subsidiary Guarantor or the transaction shall otherwise be permitted pursuant to Section 7.05(f);

(iii)          Borrower or any Loan Party may consummate any Permitted Acquisition;

(iv)          any Immaterial Subsidiary may be dissolved; and

(v)           any Subsidiary that is not a Subsidiary Guarantor may be merged into any other Subsidiary or any Loan Party; provided that in the case of a merger with a Loan Party, either (x) the Loan Party shall be the surviving entity or (y) in the case of a Loan

Party other than Borrower, the surviving entity shall become a Loan Party upon the consummation of such merger; or

(vi)          any Subsidiary may consummate a Disposition otherwise permitted pursuant to Section 7.05(a), (b), (d) or (f);

(c)           (i) Make any voluntary, optional payment or prepayment on account of, or redemption or acquisition for value of any portion of (x) any Permitted Subordinated Debt, (y) any other Debt of any Loan Party (other than Debt arising under the Loan Documents and the Debt under the IBM Credit Agreement) that, in the case of this clause (y), has a principal amount outstanding in excess of the Threshold Amount, or (z) any other Debt not described in the preceding clauses (x) and (y) of Borrower or any Subsidiary if, in the case of this clause (z), such payment, prepayment, redemption or acquisition could reasonably be expected to be materially adverse to Lenders or their rights or interests under the Loan Documents; (ii) agree to amend, modify or otherwise alter:  (A) the payment terms (including any provisions regarding interest rates, principal or interest payment or prepayment amounts, total principal amounts or similar or related terms and provisions) of or subordination provisions respecting any Permitted Subordinated Debt; or (B) any other provision of any Debt (including the Permitted Subordinated Debt) in a manner that could reasonably be expected to be materially adverse to Lenders or their rights or interests under the Loan Documents, or (iii) amend, modify or otherwise alter any Organizational Document of any Loan Party, in each case under this clause (iii) except to the extent that:  (1) no Default exists at the time or results by virtue of any such amendment, modification or other alteration; or (2) such amendment, modification or other alteration could not reasonably be expected to have a Material Adverse Effect.

Section 7.05         Dispositions.

Make any Disposition or enter into any agreement to make any Disposition, except:

(a)           Dispositions of obsolete or worn out property or such equipment or real property is no longer required for the conduct of business, whether now owned or hereafter acquired, in each case in the ordinary course of business;

(b)           Dispositions of inventory in the ordinary course of business;

(c)           Dispositions of equipment or real property to the extent that such property is exchanged for credit against the purchase price of similar replacement property;

(d)           Dispositions of property (i) by Borrower or any Subsidiary Guarantor to Borrower or to a wholly owned Subsidiary Guarantor or (ii) by a Subsidiary that is not a Guarantor to any other Subsidiary that is not a Guarantor;

(e)           Dispositions permitted by Section 7.04(b)(ii) or constituting Investments permitted by Section 7.02;

(f)            Dispositions of assets for cash or Cash Equivalents (in addition to any customary earn  out rights) that are not otherwise permitted hereunder if:

(i)            immediately prior to and immediately after giving effect to any such Disposition, there does not exist a Default;

(ii)           the aggregate consideration of all assets so sold by Borrower and its Subsidiaries does not exceed $5,000,000.00 in any fiscal year (with unused amounts from any year being available for application within the first thirty (30) days of the immediately following fiscal year); and

(iii)          to the extent required by Section 2.05(b)(iv), the Net Proceeds of such Disposition are applied to the reduction of the Aggregate Revolving Credit Commitments and repayment of the Obligations, or otherwise applied as set forth in Section 2.05(iv); provided that any Disposition pursuant to this clause (f) shall be for not less than fair market value as determined by a Responsible Officer in its reasonable business judgment; and

(g)           Dispositions of Margin Stock owned by any Loan Party.

Section 7.06         Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:  (a) each Subsidiary may make Restricted Payments to Borrower and to wholly owned Subsidiary Guarantors (and, in the case of a Restricted Payment by a non wholly owned Subsidiary, to Borrower and any Subsidiary Guarantor and to each other owner of Equity Interests of such Subsidiary on a pro rata basis based on their relative ownership interests); (b) Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in (x) common Equity Interests of such Person or (y) preferred equity of Borrower that is not redeemable for cash in connection with a “poison pill” so long as no Change of Control could reasonably be expected to occur as a result of the issuance of any such preferred stock or conversion of any thereof; (c) Borrower and each Subsidiary may purchase, redeem or otherwise acquire shares of its (and, solely with respect to Borrower, its Subsidiaries’) common Equity Interests or warrants or options to acquire any such common Equity Interests with the proceeds received from the substantially concurrent issue of new shares of its common Equity Interests; (d) so long as no Default exists prior to or immediately following such action or otherwise results from such action, Borrower may purchase, redeem or otherwise acquire shares of its Equity Interests or warrants, rights or options to acquire any such Equity Interests for cash, in each case not to exceed $5,000,000.00 in the aggregate in any fiscal year and computed on a cumulative basis with other such transactions by Borrower during such fiscal year (in each case, (x) with unused amounts from one year being available for application in the immediately (and only in the immediately) following fiscal year and (y) Restricted Payments made pursuant to this clause (d) during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above (without giving effect to any carry forward), and, second, in respect of amounts carried over from the prior fiscal year pursuant to subclause (x) above); and (e) the Foreign Subsidiaries (other than Exempt Foreign Subsidiaries) may purchase Equity Interests of its direct Foreign Subsidiaries from third parties that own minority Equity Interests in such direct Foreign Subsidiaries for cash, so long as the aggregate consideration paid for all such purchases by all such Foreign Subsidiaries shall not exceed $5,750,000.00 during the term of this Agreement.

Section 7.07         Transactions with Affiliates.

Enter into any transaction of any kind with any Affiliate of Borrower other than in the ordinary course of business and on fair and reasonable terms substantially as favorable to Borrower or a Subsidiary of Borrower as would be obtainable by such Person at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to (i) transactions between or among Borrower and any Guarantor or between or among Guarantors, (ii) transactions between or among any Subsidiary that is not a Guarantor and any wholly owned Subsidiary of such Subsidiary, (iii) Investments permitted pursuant to Section 7.02(c) or (f), (iv) Restricted Payments permitted pursuant to Section 7.06(a) or (b), (v) the payment of director, officer and employee compensation (including bonuses) and other reasonable (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case under this clause (v), made in the ordinary course of business and consistent with industry practice, and (vi) Investments in or to wholly  owned Subsidiaries pursuant to (and in accordance with the terms of) Section 7.02(d)(iv) and (k).

Section 7.08         Burdensome Agreements.

Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that:

(i)            limits the ability:  (A) of any Subsidiary of Borrower (x) to make Restricted Payments to a Loan Party or (y) to otherwise transfer property to a Loan Party; provided that this subclause (y) shall not prohibit (I) the existence of or entry into of licenses, leases or other contracts entered into in the ordinary course of business containing customary restrictions on the assignment of such license, lease or contract, or (II) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale that prohibit, restrict or impose any condition upon the ability of such Subsidiary to transfer any property or assets; provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder ; (B) of any Subsidiary of Borrower (other than a Foreign Subsidiary that is not an Exempt Foreign Subsidiary) to Guarantee the Debt of Borrower; or (C) of Borrower or any Subsidiary thereof to create, incur, assume or suffer to exist Liens on property of such Person; provided that this subclause (C) shall not prohibit (I) any negative pledge incurred or provided in favor of any holder of Debt permitted under Section 7.03(b) or Section 7.03(e), (f) or (j) solely to the extent that any such negative pledge relates to the property that secures such Debt, (II) the existence of or entry into of licenses, leases or other contracts entered into in the ordinary course of business containing customary restrictions on the assignment of such license, lease or contract; or (III) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale that prohibit, restrict or impose any condition upon the ability of such Subsidiary to incur or permit to exist any Lien upon any of its property or assets; provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder; or

(ii)           requires the grant of a Lien to secure an obligation (an “Additional Lien”) of such Person if a Lien is granted to secure another obligation of such Person, unless, solely in the case of a Subsidiary that is not a Guarantor, each such Additional Lien would be a Permitted Lien at the time, if any, that such Additional Lien is granted.

Section 7.09         Use of Proceeds.

Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose; provided that, this prohibition shall not prevent the use of such proceeds for the purchase of Borrower’s Equity Interests or warrants, rights or options to acquire any such Equity Interests, in each case to the extent permitted pursuant to Section 7.06(c) or (d).

Section 7.10         Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity; Accounting Policies and Reporting Practices.

(a)           Amend, modify or change its Organization Documents in a manner materially adverse to Lenders.

(b)           Change its fiscal year.

(c)           Without providing ten (10) days prior written notice to Administrative Agent, change any Loan Parties’ name, state of formation or form of organization.

Section 7.11         Margin Stock.

Permit the aggregate amount of all Margin Stock owned by any and all Loan Parties (other than treasury stock constituting Equity Interests of Borrower) at any one time to exceed one percent (1.00%) of the book value of all tangible assets of Borrower and its Subsidiaries at such time.

Section 7.12         Cash Restrictions.

Permit Borrower and its Domestic Subsidiaries, at any time, to have cash or Cash Equivalents in excess of $10,000,000 in the aggregate on hand (other than any cash specifically set aside for payroll and payroll taxes).

Section 7.13         Deposit Accounts; Control Agreements.

Subject to Section 6.15, create or permit to exist any deposit accounts (as such term is defined in the Uniform Commercial Code) owned by any Loan Party unless the bank at which such deposit is maintained, such Loan Party and Administrative Agent have executed and delivered a deposit account control agreement in form and substance satisfactory to Administrative Agent; provided that the Loan Parties shall be permitted to have deposit accounts for which no control agreement exists so long as the aggregate amount of funds contained in all such accounts does not exceed $1,000,000 at any time.

Section 7.14         Securities Accounts; Control Agreements.

Subject to Section 6.15, create or permit to exist any securities accounts (as such term is defined in the Uniform Commercial Code) owned by any Loan Party unless the securities intermediary for such securities account, such Loan Party and Administrative Agent have executed and delivered a control agreement in form and substance satisfactory to Administrative Agent; provided that the Loan Parties shall be permitted to have securities accounts for which no control agreement exists so long as the aggregate value of all securities contained in all such other securities accounts does not exceed $100,000 at any time.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

Section 8.01         Events of Default.

Any of the following shall constitute an Event of Default:

(a)           Non Payment.  Borrower or any other Loan Party fails to pay:  (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation; or (ii) within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, any fee due hereunder or any other amount payable hereunder or under any other Loan Document; or

(b)           Specific Covenants.  Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, Section 6.02, Section 6.03 (other than Sections 6.03(c), (g)(ii) and (i)), Section 6.05(a)(i), Section 6.07, Section 6.10, Section 6.11, Section 6.12 or Article VII; or

(c)           Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of Borrower or any other Loan Party herein, in any other Loan Document or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (except that such materiality qualifier shall not be applicable to any representation or warranty that is already qualified or modified by materiality in the text thereof) when made or deemed made; or

(d)           Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a), Section 8.01(b) or Section 8.01(c)) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty days after the earlier of (x) any Loan Party has (or reasonably should have) knowledge of such failure and (y) notice thereof to Borrower from Administrative Agent or any Lender; or

(e)           Cross Default.  (i) Borrower or any Subsidiary thereof:  (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Debt (other than Debt hereunder and Debt under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount; or (B) fails to observe or perform any other agreement or condition relating to any such Debt or contained in any document evidencing, securing or relating to any of the foregoing, or any other default or event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Debt to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Debt to be made, prior to its stated maturity; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from:  (A) any event of default under such Swap Contract as to which Borrower or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract); or (B) any Termination Event (as so defined) under such Swap Contract as to which Borrower or any Subsidiary thereof is an Affected Party (as so defined); or

(f)            Insolvency Proceedings, Etc.  Any Loan Party or any Subsidiary thereof institutes or consents to the institution of any proceeding under any Bankruptcy Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under any Bankruptcy Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding; or

(g)           Inability to Pay Debts; Attachment.  (i) Any Loan Party or any Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due; or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty days after its issue or levy; or

(h)           Judgments.  There is entered against any Loan Party or any Subsidiary thereof:  (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third party insurance as to which the insurer has not disclaimed coverage); or (ii) any one or more non monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case:  (A) enforcement proceedings are commenced by any creditor upon such judgment or order; or (B) there is a period of forty five consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)            ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount; or (ii) Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j)            Invalidity of Loan Documents.  Any Loan Document or any provision thereof, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any Loan Document or any provision thereof; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document or any provision thereof; or

(k)           Change of Control.  There occurs a Change of Control; or

(l)            Security Documents.  Any Lien intended to be created by any Security Document shall at any time be invalidated, subordinated or otherwise cease to be in full force and effect, for whatever reason, or any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid, first priority (except as otherwise provided in this Agreement or such Security Document) perfected Lien in the Collateral covered thereby, or any Loan Party (other than Borrower) shall issue, create or permit to be outstanding any Equity Interests which shall not be subject to a first priority perfected Lien under the Security Documents (except as otherwise provided in this Agreement or such Security Document); or

(m)          Lack of Subordination.  Any Permitted Subordinated Debt shall cease, for any reason, to be validly subordinated to the Obligations, or any Loan Party, any Affiliate of any Loan Party or any holder of the Permitted Subordinated Debt shall so assert.

Section 8.02         Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, Administrative Agent shall, at the request of, or may, with the consent of, Required Lenders, take any or all of the following actions:

(a)           declare, by written notice to Borrower, the commitment of each Lender to make Loans and any obligation of L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)           declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower;

(c)           require that Borrower Cash Collateralize the L/C Obligations in an amount equal to one hundred two percent of the then Outstanding Amount thereof; and

(d)           exercise on behalf of itself and Lenders all rights and remedies available to it and Lenders under the Loan Documents or at law or equity;

provided that, upon the occurrence of an Event of Default under Section 8.01(f), the obligation of each Lender to make Loans and any obligation of L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of Borrower to Cash Collateralize the L/C Obligations in an amount equal to one hundred five percent of the then Outstanding Amount thereof shall automatically become effective, in each case, without further act of Administrative Agent or any Lender.

Section 8.03         Application of Funds.

After the exercise of remedies provided for in Section 8.02 (or after the Loans and Swing Line Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received by Administrative Agent on account of the Obligations shall be applied by Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to Administrative Agent and amounts payable under Article III) payable to Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest, L/C Fees and Facility Fees) payable to Lenders and L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and L/C Issuer (including fees and time charges for attorneys who may be employees of any Lender or L/C Issuer) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid L/C Fees, Facility Fees and interest on the Loans and L/C Borrowings, ratably among Lenders, Swing Line Lender and L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably (i) among Lenders, Swing Line Lender and L/C Issuer in proportion to the respective amounts described in this subclause (i) to this clause Fourth held by them and (ii) to payment of that portion of the Obligations constituting amounts owing under or in respect of Swap Contracts and Cash Management Obligations, ratably among the swap banks and cash management banks in proportion to the respective amounts described in this subclause (ii) to this clause Fourth held by them;

Fifth, to Administrative Agent for the account of L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Loan Parties as their respective interests appear or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX

ADMINISTRATIVE AGENT

Section 9.01         Appointment and Authority.

(a)           Each of Lending Party hereby irrevocably appoints Bank of America to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of Administrative Agent, Lenders and L/C Issuer, and neither Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

(b)           Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of Lenders and L/C Issuer hereby irrevocably appoints and authorizes Administrative Agent to act as the agent of such Lender and L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 9.02         Rights as a Lender.

The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to any other Lending Party.

Section 9.03         Exculpatory Provisions.

Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, Administrative Agent:

(a)           shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by Required Lenders (or such other number or percentage of Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and

(c)           shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.

Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of Required Lenders (or such other number or percentage of Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct.  Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to Administrative Agent by Borrower, a Lender or L/C Issuer.

Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.

Section 9.04         Reliance by Administrative Agent.

Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a specified Lending Party, Administrative Agent may presume that such condition is satisfactory to such Lending Party unless Administrative Agent shall have received notice to the contrary from such Lending Party prior to the making of such Loan or the issuance of such Letter of Credit.  Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.05         Delegation of Duties.

Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by Administrative Agent.  Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 9.06         Resignation of Administrative Agent.

Administrative Agent may at any time give notice of its resignation to Lending Parties and Borrower.  Upon receipt of any such notice of resignation, Required Lenders shall have the right, with, unless an Default exists, the consent of Borrower (which consent shall not be unreasonably withheld), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within thirty days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of Lending Parties, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if Administrative Agent shall notify Borrower and Lending Parties that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by Administrative Agent on behalf of any Lending Party under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lending Party directly, until such time as Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective

Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

Section 9.07         Non-Reliance on Administrative Agent and Other Lenders.

Each Lending Party acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lending Party or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lending Party also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lending Party or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.08         No Other Duties; Etc.

Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers, syndication agents, documentation agents or co-agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as Administrative Agent or a Lending Party hereunder.

Section 9.09         Administrative Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations (other than obligations under Hedging Obligations or Cash Management Obligations to which Administrative Agent is not a party) that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lending Parties and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lending Parties and Administrative Agent and their respective agents and counsel and all other amounts due Lenders, L/C Issuer and Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lending Party to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lending Party, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lending Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lending Party or to authorize Administrative Agent to vote in respect of the claim of any Lending Party in any such proceeding.

Section 9.10         Collateral and Guaranty Matters.

Each Lending Party irrevocably authorize Administrative Agent, at its option and in its discretion,

(a)           to release any Lien on any Collateral granted to or held by Administrative Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to Administrative Agent and L/C Issuer shall have been made), (ii) that is transferred or to be transferred as part of or in connection with any Disposition permitted hereunder or under any other Loan Document or any Event of Loss, or (iii) as approved in accordance with Section 10.01;

(b)           to subordinate any Lien on any property granted to or held by Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by this Agreement or any other Loan Document; and

(c)           to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by Administrative Agent at any time, Required Lenders will confirm in writing Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty, pursuant to this Section 9.10.

ARTICLE X

GENERAL PROVISIONS

Section 10.01       Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by Required Lenders (or Administrative Agent at the written request of Required Lenders) and Borrower or the applicable Loan Party, as the case may be, with receipt acknowledged by Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall, unless in writing and signed by all Lenders and Borrower, do any of the following:

(i)            increase, or extend the expiry of, the Commitment of any Lender, or increase or extend the Swing Line Sublimit; or

(ii)           postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal (excluding mandatory prepayments), interest, fees or other amounts due to Lenders (or any of them) hereunder or under any other Loan Document, or reduce the amount that is due to Lenders (or any of them) on any such date; or

(iii)          reduce the principal of, or the rate of interest or commitment fee specified herein on, any Loan or any Commitment or other amounts payable to Lenders (or any of them) hereunder or under any other Loan Document (provided that the vote of Required Lenders shall be sufficient to waive the payment of, or reduce, the increased portion of interest accruing at the Default Rate); or

(iv)          amend any provision herein providing for consent or other action by all Lenders;

(v)           amend the definition of “Required Lenders” or “Maturity Date” contained in Section 1.01; or

(vi)          amend this Section 10.01, or Section 2.13, or any provision herein providing for consent or other action by all Lenders; or

(vii)         release all or any portion of the Collateral having a book value in excess of ten percent of the book value of all tangible assets of Borrower and its Subsidiaries on a consolidated basis on the date of such release, except as otherwise expressly provided herein or in any of the Collateral Documents, or amend the definition of the obligations secured by any of the Collateral Documents; or

(viii)        increase the Commitments; or

(ix)           release or terminate any of the Guaranties except as otherwise expressly provided herein;

provided further that:  (a) no amendment, waiver or consent shall, unless in writing and signed by L/C Issuer in addition to such Lenders as are otherwise required by this Section 10.01, affect the rights or duties of L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (b) no amendment, waiver or consent shall, unless in writing and signed by Swing Line Lender in addition to such Lenders as are otherwise required by this Section 10.01, affect the rights or duties of Swing Line Lender under this Agreement; (c) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to such Lenders as are otherwise required by this Section 10.01, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document; and (d) Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary herein, no Lender who is at the time a Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

Section 10.02       Notices; Effectiveness; Electronic Communications.

(a)           Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)            if to Borrower or any other Loan Party, Administrative Agent, L/C Issuer or Swing Line Lender, to the address, telecopier number, e-mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)           if to any Lender, to the address, telecopier number, e-mail address or telephone number specified in its Administrative Detail Form.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)           Electronic Communications.  Notices and other communications to Lending Parties hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lending party pursuant to Article II if such Lending Party, as applicable, has notified Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)           The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH BORROWER MATERIALS OR THE PLATFORM.  In no event shall Administrative Agent or any of its

Related Parties (collectively, the “Agent Parties”) have any liability to Borrower, any Lending Party or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Borrower’s or Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Borrower, any Lending Party or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)           Change of Address, Etc.  Each of Borrower, Administrative Agent, L/C Issuer and Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lending Party may change its address, telecopier or telephone number for notices and other communications hereunder by notice to Borrower, Administrative Agent, L/C Issuer and Swing Line Lender.  In addition, each Lending Party agrees to notify Administrative Agent from time to time to ensure that Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and e-mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lending Party.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Borrower or its securities for purposes of United States Federal or state securities laws.

(e)           Reliance by Administrative Agent, L/C Issuer and Lenders.  Administrative Agent and Lending Parties shall be entitled to rely and act upon any notices (including telephonic Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Loan Parties shall indemnify Administrative Agent, each Lending Party and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party.  All telephonic notices to and other telephonic communications with Administrative Agent may be recorded by Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 10.03       No Waiver; Cumulative Remedies; Enforcement.

No failure by Administrative Agent or any Lending Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; no single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Administrative Agent in accordance with Section 10.01 for the benefit of all Lending Partings; provided, however, that the foregoing shall not prohibit (a) Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) L/C Issuer or Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lending Party from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lending Party from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Bankruptcy Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) Required Lenders shall have the rights otherwise ascribed to Administrative Agent pursuant to Section 10.01 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lending Party may, with the consent of Required Lenders, enforce any rights and remedies available to it and as authorized by Required Lenders.

Section 10.04       Expenses; Indemnity; Damage Waiver.

(a)           Costs and Expenses.  The Loan Parties shall pay (i) all reasonable out-of-pocket expenses incurred by Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by Administrative Agent, any Lender or L/C Issuer (including the fees, charges and disbursements of any counsel for Administrative Agent or any Lending Party), and shall pay all fees and time charges for attorneys who may be employees of Administrative Agent or any Lending Party, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)           Indemnification by the Loan Parties.  The Loan Parties shall indemnify Administrative Agent (and any sub-agent thereof), each Lending Party, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)           Reimbursement by Lenders.  To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by them to Administrative Agent (or any sub-agent thereof), L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to Administrative Agent (or any such sub-agent), L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent) or L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity.  The obligations of Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)           Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)           Payments.  All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)            Survival.  The agreements in this Section shall survive the resignation of Administrative Agent and L/C Issuer, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

Section 10.05       Marshalling; Payments Set Aside.

Neither Administrative Agent nor any other Lending Party shall be under any obligation to marshal any asset in favor of Borrower or any other Person or against or in payment of any or all of the Obligations.  To the extent that any payment by or on behalf of Borrower is made to Administrative Agent or any Lending Party, or Administrative Agent or any Lending Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent or any Lending Party in such Person’s discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Bankruptcy Law or otherwise, then:  (a)

to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred; and (b) each Lending Party severally agrees to pay to Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Administrative Agent plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate.  The obligations of each Lending Party under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 10.06       Successors and Assigns.

(a)           Successors and Assigns Generally.  The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent and Lending Party) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(A)          in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)           in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 in the case of an assignment of Revolving Credit Loans and $1,000,000 in the case of an assignment of Term Loans unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)           Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)          the consent of Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

(B)           the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any Revolving Credit Commitment if such assignment is to a Person that is not a Lender with a Revolving Credit Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;

(C)           the consent of L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D)          the consent of Swing Line Lender (such consent not to unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Commitment if such assignment is to a Person that is not a Lender with a Revolving Credit Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iii)          Assignment and Assumption.  The parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Detail Form.

(iv)          No Assignment to Borrower.  No such assignment shall be made to Borrower or any of Borrower’s Affiliates or Subsidiaries.

(v)           No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

(vi)          No Assignment to Defaulting Lender and Impacted Lender.  No such assignment shall be made to a Defaulting Lender or an Impacted Lender.

Subject to acceptance and recording thereof by Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and

Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lending Party’s rights and obligations under this Agreement, such Lending Party shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Upon request, Borrower (at its expense) shall execute and deliver a Note to the assignee Lending Party.  Any assignment or transfer by a Lending Party of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lending Party of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)           Register.  Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and Borrower, Administrative Agent and Lending Parties may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by Borrower and any Lending Party, at any reasonable time and from time to time upon reasonable prior notice.

(d)           Participations.  Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to any Person (other than a natural person or Borrower or any of Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, Administrative Agent and Lending Parties shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (i) through (vii) of the Section 10.01(a) that affects such Participant.  Subject to subsection (e) of this Section, Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e)           Limitation on Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Section 3.01(e) as though it were a Lender.

(f)            Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank;

provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)           Resignation as L/C Issuer or Swing Line Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon thirty days’ notice to Borrower and Lenders, resign as L/C Issuer and/or (ii) upon thirty days’ notice to Borrower, resign as Swing Line Lender.  In the event of any such resignation as L/C Issuer or Swing Line Lender, Borrower shall be entitled to appoint from among Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be.  If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).  If Bank of America resigns as Swing Line Lender, it shall retain all the rights of Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).  Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (1) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (2) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

Section 10.07       Treatment of Certain Information; Confidentiality.

Administrative Agent and each Lending Party each agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives and to any direct or indirect contractual counterparty (or such contractual counterparty’s professional advisor) under any Swap Contract relating to Loans outstanding under this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential on the same terms as provided herein), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Loan Party and its obligations, (g) with the consent of Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to Administrative Agent, any Lending Party or any of their respective Affiliates on a nonconfidential basis from a source other than Borrower or its Subsidiaries and not in contravention of this Section 10.07; provided that in the case of any disclosure pursuant to clause (c) above, Administrative Agent and each Lending Party, as applicable, agrees to give Borrower, to the extent practicable, adequate advance notice prior to disclosure in order that Borrower may seek a protective order or other appropriate relief pursuant to which the confidentiality of the Information might be preserved and, further provided that, if such an order or arrangement is not obtained, Administrative Agent and Lending Party shall disclose only that portion of the Information as is required pursuant to such law, regulation, subpoena, order or decree of a court.  Any such required disclosure shall not, in and of itself, change the status of the disclosed information as Information under the terms of this Agreement.

For purposes of this Section, “Information” means all information received from a Loan Party or any Subsidiary relating to the Loan Parties or any Subsidiary or any of their respective businesses, other than any such information that is available to Administrative Agent or any Lending Party on a nonconfidential basis prior to disclosure by such Loan Party or any Subsidiary, provided that, in the case of information received from a Loan Party or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of Administrative Agent and each Lending Party acknowledges that (a) the Information may include material non-public information concerning Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

Section 10.08       Right of Setoff.

If an Event of Default shall have occurred and be continuing, each of Lending Parties and their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lending Party to or for the credit or the account of Borrower or any other Loan Party against any and all of the Obligations to such Lending Party or such Affiliate, irrespective of whether or not such Lending Party shall have made any demand under this Agreement or any other Loan Document and although such obligations of Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lending Party different from the branch or office holding such deposit or obligated on such obligations.  The rights of each Lending Party and its Affiliates under this Section 10.08 are in addition to other rights and remedies (including other rights of setoff) that such Lending Party or its Affiliates may have.  Each Lending Party agrees to notify Borrower and Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.  NOTWITHSTANDING THE FOREGOING, NO LENDING PARTY SHALL EXERCISE, OR ATTEMPT TO EXERCISE, ANY RIGHT OF SET OFF, BANKER’S LIEN, OR THE LIKE, AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF BORROWER OR ANY SUBSIDIARY THEREOF HELD OR MAINTAINED BY SUCH LENDING PARTY WITHOUT THE PRIOR WRITTEN CONSENT OF ADMINISTRATIVE AGENT AND REQUIRED LENDERS.

Section 10.09       Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non usurious interest permitted by applicable Law (the “Maximum Rate”).  If Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Companies.  In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Maximum

Rate, such Person may, to the extent permitted by applicable Law:  (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.10       Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous documents, agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed and delivered by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.11       Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by Administrative Agent and each Lender, regardless of any investigation made by Administrative Agent or any Lender or on their behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

Section 10.12       Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.13       USA Patriot Act Notice.

Each Lending Party that is subject to the Act (as hereinafter defined) and Administrative Agent (for itself and not on behalf of any Lending Party) hereby notifies Borrower that, pursuant to the requirements of the USA Patriot Act (Title III of Pub.  L. 107-56 (signed into law October 26, 2001)) (the “Act”), they are each required to obtain, verify and record information that identifies Borrower and each other Loan Party, which information includes the name and address of Borrower and each other Loan Party and other information that will allow such Lending Party or Administrative Agent, as applicable, to identify Borrower and each other Loan Party in accordance with the Act.

Section 10.14       Guaranty By Subsidiaries.

(a)           Guaranty.  Each Domestic Subsidiary of Borrower party hereto and each Exempt Foreign Subsidiary of Borrower party hereto (each, a “Subsidiary Guarantor”) unconditionally and irrevocably guarantees to Administrative Agent and Lending Parties, and their Related Persons, the full and prompt payment when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) and performance of the Obligations (the “Guaranteed Obligations”).  The Guaranteed Obligations include interest that, but for a proceeding under any Bankruptcy Law, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrower for such interest in any such proceeding.  For purposes of clarification, Immaterial Subsidiaries shall not be Subsidiary Guarantors.

(b)           Separate Obligation.  Each Subsidiary Guarantor acknowledges and agrees that:  (i) the Guaranteed Obligations are separate and distinct from any Debt arising under or in connection with any other document, including under any provision of this Agreement other than this Section 10.14, executed at any time by such Subsidiary Guarantor in favor of Administrative Agent or any Lending Party; and (ii) such Subsidiary Guarantor shall pay and perform all of the Guaranteed Obligations as required under this Section 10.14, and Administrative Agent and Lending Parties may enforce any and all of their respective rights and remedies hereunder, without regard to any other document, including any provision of this Agreement other than this Section 10.14, at any time executed by such Subsidiary Guarantor in favor of Administrative Agent or any Lending Party, irrespective of whether any such other document, or any provision thereof or hereof, shall for any reason become unenforceable or any of the Debt thereunder shall have been discharged, whether by performance, avoidance or otherwise.  Each Subsidiary Guarantor acknowledges that, in providing benefits to Borrower, Administrative Agent and Lending Parties are relying upon the enforceability of this Section 10.14 and the Guaranteed Obligations as separate and distinct Debt of such Subsidiary Guarantor, and each Subsidiary Guarantor agrees that Administrative Agent and Lending Parties would be denied the full benefit of their bargain if at any time this Section 10.14 or the Guaranteed Obligations were treated any differently.  The fact that the guaranty is set forth in this Agreement rather than in a separate guaranty document is for the convenience of Borrower and Subsidiary Guarantors and shall in no way impair or adversely affect the rights or benefits of Administrative Agent and Lending Parties under this Section 10.14.  Each Subsidiary Guarantor agrees to execute and deliver a separate document, immediately upon request at any time of Administrative Agent or any Lending Party, evidencing such Subsidiary Guarantor’s obligations under this Section 10.14.  Upon the occurrence of any Event of Default, a separate action or actions may be brought against such Subsidiary Guarantor, whether or not Borrower, any other Subsidiary Guarantor or any other Person is joined therein or a separate action or actions are brought against Borrower, any such other Subsidiary Guarantor or any such other Person.

(c)           Limitation of Guaranty.  To the extent that any court of competent jurisdiction shall impose by final judgment under applicable law (including the New York Uniform Fraudulent Conveyance Act and Sections 544 and 548 of the Bankruptcy Code) any limitations on the amount of any Subsidiary Guarantor’s liability with respect to the Guaranteed Obligations that Administrative Agent or any Lending Party can enforce under this Section 10.14, Administrative Agent and Lending Parties by their acceptance hereof accept such limitation on the amount of such Subsidiary Guarantor’s liability hereunder to the extent needed to make this Section 10.14 fully enforceable and nonavoidable.

(d)           Liability of Subsidiary Guarantors.  The liability of any Subsidiary Guarantor under this Section 10.14 shall be irrevocable, absolute, independent and unconditional, and shall not be affected by any circumstance that might constitute a discharge of a surety or guarantor other than the indefeasible payment and performance in full of all Guaranteed Obligations.  In furtherance of the foregoing and without limiting the generality thereof, each Subsidiary Guarantor agrees as follows:

(i)            such Subsidiary Guarantor’s liability hereunder shall be the immediate, direct, and primary obligation of such Subsidiary Guarantor and shall not be contingent upon Administrative Agent’s or any Lending Party’s exercise or enforcement of any remedy it may have against Borrower or any other Person, or against any collateral or other security for any Guaranteed Obligations;

(ii)           this Guaranty is a guaranty of payment when due and not merely of collectibility;

(iii)          Administrative Agent and Lending Parties may enforce this Section 10.14 upon the occurrence of an Event of Default notwithstanding the existence of any dispute among Administrative Agent and Lending Parties, on the one hand, and Borrower or any other Person, on the other hand, with respect to the existence of such Event of Default;

(iv)          such Subsidiary Guarantor’s payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge such Subsidiary Guarantor’s liability for any portion of the Guaranteed Obligations remaining unsatisfied; and

(v)           such Subsidiary Guarantor’s liability with respect to the Guaranteed Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall such Subsidiary Guarantor be exonerated or discharged by, any of the following events:

(A)          any proceeding under any Bankruptcy Law;

(B)           any limitation, discharge, or cessation of the liability of Borrower or any other Person for any Guaranteed Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Guaranteed Obligations or the Loan Documents;

(C)           any merger, acquisition, consolidation or change in structure of any Company or any other guarantor or Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of Borrower or any other Person;

(D)          any assignment or other transfer, in whole or in part, of Administrative Agent’s or any Lending Party’s interests in and rights under this Agreement (including this Section 10.14) or the other Loan Documents;

(E)           any claim, defense, counterclaim or setoff, other than that of prior performance, that Borrower, such Subsidiary Guarantor, any other Guarantor or any other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute any of the Loan Documents;

(F)           Administrative Agent’s or any Lending Party’s amendment, modification, renewal, extension, cancellation or surrender of any Loan Document or any Guaranteed Obligations;

(G)           Administrative Agent’s or any Lending Party’s exercise or non exercise of any power, right or remedy with respect to any Guaranteed Obligations or any collateral;

(H)          Administrative Agent’s or any Lending Party’s vote, claim, distribution, election, acceptance, action or inaction in any proceeding under any Bankruptcy Law; or

(I)            any other guaranty, whether by such Subsidiary Guarantor or any other Person, of all or any part of the Guaranteed Obligations or any other indebtedness, obligations or liabilities of Borrower to Administrative Agent or any Lending Party.

(e)           Consents of Subsidiary Guarantors.  Each Subsidiary Guarantor hereby unconditionally consents and agrees that, without notice to or further assent from such Subsidiary Guarantor:

(i)            the principal amount of the Guaranteed Obligations may be increased or decreased and additional indebtedness or obligations of Borrower under the Loan Documents may be incurred and the time, manner, place or terms of any payment under any Loan Document may be extended or changed, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise;

(ii)           the time for Borrower’s (or any other Person’s) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as Administrative Agent and Lending Parties (as applicable under the relevant Loan Documents) may deem proper;

(iii)          Administrative Agent and Lending Parties may request and accept other guaranties and may take and hold security as collateral for the Guaranteed Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such other guaranties or security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof; and

(iv)          Administrative Agent or Lending Parties may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege even if the exercise thereof affects or eliminates any right of subrogation or any other right of such Subsidiary Guarantor against Borrower.

(f)            Subsidiary Guarantor’s Waivers.  Each Subsidiary Guarantor waives and agrees not to assert:

(i)            any right to require Administrative Agent or any Lending Party to proceed against Borrower, any other Guarantor or any other Person, or to pursue any other right, remedy, power or privilege of Administrative Agent or any Lending Party whatsoever;

(ii)           the defense of the statute of limitations in any action hereunder or for the collection or performance of the Guaranteed Obligations;

(iii)          any defense arising by reason of any lack of corporate or other authority or any other defense of Borrower, such Guarantor or any other Person;

(iv)          any defense based upon Administrative Agent’s or any Lending Party’s errors or omissions in the administration of the Guaranteed Obligations;

(v)           any rights to set offs and counterclaims;

(vi)          without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or that may conflict with the terms of this Section 10.14; and

(vii)         any and all notice of the acceptance of this guaranty, and any and all notice of the creation, renewal, modification, extension or accrual of the Guaranteed Obligations, or the reliance by Administrative Agent and Lending Parties upon this Guaranty, or the exercise of any right, power or privilege hereunder.  The Guaranteed Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Guaranty.  Each Subsidiary Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon Borrower, each Guarantor or any other Person with respect to the Guaranteed Obligations.

(g)           Financial Condition of Borrower.  No Subsidiary Guarantor shall have any right to require Administrative Agent or any Lending Party to obtain or disclose any information with respect to:  the financial condition or character of Borrower or the ability of Borrower to pay and perform the Guaranteed Obligations; the Guaranteed Obligations; any collateral or other security for any or all of the Guaranteed Obligations; the existence or nonexistence of any other guarantees of all or any part of the Guaranteed Obligations; any action or inaction on the part of Administrative Agent or any Lending Party or any other Person; or any other matter, fact or occurrence whatsoever.  Each Subsidiary Guarantor hereby acknowledges that it has undertaken its own independent investigation of the financial condition of Borrower and all other matters pertaining to this Guaranty and further acknowledges that it is not relying in any manner upon any representation or statement of Administrative Agent or any Lending Party with respect thereto.

(h)           Subrogation.  Until the Guaranteed Obligations shall be satisfied in full and the Commitments shall be terminated, each Subsidiary Guarantor shall not have, and shall not directly or indirectly exercise:  (i) any rights that it may acquire by way of subrogation under this Section 10.14, by any payment hereunder or otherwise; (ii) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Section 10.14; or (iii) any other right that it might otherwise have or acquire (in any way whatsoever) that could entitle it at any time to share or participate in any right, remedy or security of Administrative Agent or any Lending Party as against any Borrower or other Guarantors or any other Person, whether in connection with this Section 10.14, any of the other Loan Documents or otherwise.  If any amount shall be paid to any Subsidiary Guarantor on account of the foregoing rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of Administrative Agent and Lending Parties and shall forthwith be paid to Administrative Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

(i)            Subordination.  All payments on account of all indebtedness, liabilities and other obligations of Borrower or any Subsidiary Guarantor to Borrower or any other Subsidiary Guarantor, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined (the “Subsidiary Guarantor Subordinated Debt”) shall be subject, subordinate and junior in right of payment and exercise of remedies, to the extent and in the manner set forth herein, to the prior payment in full in cash or cash equivalents of the Guaranteed Obligations.  As long as any of the Guaranteed Obligations shall remain outstanding and unpaid, each Subsidiary Guarantor shall not accept or receive any payment or distribution by or on behalf of Borrower or any other Subsidiary Guarantor, directly or indirectly, or assets of Borrower or any other Subsidiary Guarantor, of any kind or character, whether in cash, property or securities, including on account of the purchase, redemption or other acquisition of Subsidiary Guarantor Subordinated Debt, as a result of any collection, sale or other disposition of collateral, or by setoff, exchange or in any other manner, for or on account of the Subsidiary Guarantor Subordinated Debt (“Subsidiary Guarantor Subordinated Debt Payments”), except that, prior to the occurrence of any Event of Default, any Subsidiary Guarantor shall be entitled to accept and receive payments on its Subsidiary Guarantor Subordinated Debt, in accordance with past business practices of such Subsidiary Guarantor and Borrower (or any other applicable Subsidiary Guarantor) and not in contravention of any Law or the terms of the Loan Documents.

If any Subsidiary Guarantor Subordinated Debt Payments shall be received in contravention of this Section 10.14, such Subsidiary Guarantor Subordinated Debt Payments shall be held in trust for the benefit of Administrative Agent and Lending Parties and shall be paid over or delivered to Administrative Agent for application to the payment in full in cash or cash equivalents of all Guaranteed Obligations remaining unpaid to the extent necessary to give effect to this Section 10.14 after giving effect to any concurrent payments or distributions to Administrative Agent and Lending Parties in respect of the Guaranteed Obligations.

(j)            Continuing Guaranty.  This Guaranty is a continuing guaranty and agreement of subordination and shall continue in effect and be binding upon each Subsidiary Guarantor until termination of the Commitments and payment and performance in full of the Guaranteed Obligations, including Guaranteed Obligations which may exist continuously or which may arise from time to time under successive transactions, and each Subsidiary Guarantor expressly acknowledges that this guaranty shall remain in full force and effect notwithstanding that there may be periods in which no Guaranteed Obligations exist.  This Guaranty shall continue in effect and be binding upon each Subsidiary Guarantor until actual receipt by Administrative Agent of written notice from such Subsidiary Guarantor of its intention to discontinue this Guaranty as to future transactions (which notice shall not be effective until noon on the day that is five Business Days following such receipt); provided that no revocation or termination of this guaranty shall affect in any way any rights of Administrative Agent, or any Lending Party hereunder with respect to any Guaranteed Obligations arising or outstanding on the date of receipt of such notice, including any subsequent continuation, extension, or renewal thereof, or change in the terms or conditions thereof, or any Guaranteed Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of any Lending Party in existence as of the date of such revocation (collectively, “Existing Guaranteed Obligations”), and the sole effect of such notice shall be to exclude from this Guaranty Guaranteed Obligations thereafter arising which are unconnected to any Existing Guaranteed Obligations.

(k)           Reinstatement.  This Guaranty shall continue to be effective or shall be reinstated and revived, as the case may be, if, for any reason, any payment of the Guaranteed Obligations by or on behalf of Borrower (or receipt of any proceeds of collateral) shall be rescinded, invalidated, declared to be fraudulent or preferential, set aside, voided or otherwise required to be repaid to Borrower, its estate, trustee, receiver or any other Person (including under any Bankruptcy Law), or must otherwise be restored by Administrative Agent or any Lending Party, whether as a result of proceedings under any Bankruptcy Law or otherwise.  All losses, damages, costs and expenses that Administrative Agent, or any Lending Party may suffer or incur as a result of any voided or otherwise set aside payments shall be specifically covered by the indemnity in favor of Administrative Agent and Lending Parties contained in Section 10.04.

(l)            Substantial Benefits.  The Credit Extensions provided to or for the benefit of Borrower hereunder by Lending Parties have been and are to be contemporaneously used for the benefit of Borrower and each Subsidiary Guarantor.  It is the position, intent and expectation of the parties that Borrower and each Subsidiary Guarantor have derived and will derive significant and substantial benefits from the Credit Extensions to be made available by Lending Parties under the Loan Documents.  Each Subsidiary Guarantor has received at least “reasonably equivalent value” (as such phrase is used in Section 548 of the Bankruptcy Code, in the New York Uniform Fraudulent Conveyance Act and in comparable provisions of other applicable law) and more than sufficient consideration to support its obligations hereunder in respect of the Guaranteed Obligations.  Immediately prior to and after and giving effect to the incurrence of each Subsidiary Guarantor’s obligations under this Guaranty, such Subsidiary Guarantor will be solvent.

(m)          KNOWING AND EXPLICIT WAIVERS.  EACH SUBSIDIARY GUARANTOR ACKNOWLEDGES THAT IT EITHER HAS OBTAINED THE ADVICE OF LEGAL COUNSEL OR HAS HAD THE OPPORTUNITY TO OBTAIN SUCH ADVICE IN CONNECTION WITH THE TERMS AND PROVISIONS OF THIS SECTION 10.14.  EACH SUBSIDIARY GUARANTOR ACKNOWLEDGES AND AGREES THAT EACH OF THE WAIVERS AND CONSENTS SET FORTH HEREIN IS MADE WITH FULL KNOWLEDGE OF ITS SIGNIFICANCE AND CONSEQUENCES, THAT ALL SUCH WAIVERS AND CONSENTS HEREIN ARE EXPLICIT AND KNOWING AND THAT EACH SUBSIDIARY GUARANTOR EXPECTS SUCH WAIVERS AND CONSENTS TO BE FULLY ENFORCEABLE.

If, while any Subsidiary Guarantor Subordinated Debt is outstanding, any proceeding under any Bankruptcy Law is commenced by or against Borrower or its property, Administrative Agent, when so instructed by L/C Issuer, Swing Line Lender and Required Lenders, is hereby irrevocably authorized and empowered (in the name of Lending Parties or in the name of any Subsidiary Guarantor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution in respect of all Subsidiary Guarantor Subordinated Debt and give acquittances therefor and to file claims and proofs of claim and take such other action (including voting the Subsidiary Guarantor Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of Administrative Agent and Lending Parties; and each Subsidiary Guarantor shall promptly take such action as Administrative Agent (on instruction from L/C Issuer, Swing Line Lender and Required Lenders) may reasonably request:  (A) to collect the Subsidiary Guarantor Subordinated Debt for the account of the Lending Parties and to file appropriate claims or proofs of claim in respect of the Subsidiary Guarantor Subordinated Debt; (B) to execute and deliver to Administrative Agent such powers of attorney, assignments and other instruments as it may request to enable it to enforce any and all claims with respect to the Subsidiary Guarantor Subordinated Debt; and (C) to collect and receive any and all Subsidiary Guarantor Subordinated Debt Payments.

Section 10.15       Time of the Essence.

Time is of the essence of the Loan Documents.

Section 10.16       Governing Law; Jurisdiction; Etc.

(a)           GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW 5 140 1 AND 5 1402).

(b)           SUBMISSION TO JURISDICTION.  BORROWER AND EACH OTHER LOAN PARTY PARTY HERETO EACH IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT TO WHICH EACH IS A PARTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURTS OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURTS.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT OR ANY LENDING PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ANY OF ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION.

(c)           WAIVER OF VENUE.  BORROWER AND EACH OTHER LOAN PARTY PARTY HERETO EACH IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SUBSECTION ((B) OF THIS SECTION 10.16.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)           SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY

PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 10.17       Waiver of Right to Jury Trial.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (COLLECTIVELY, THE “CLAIMS”).  EACH OF THE PARTIES HERETO REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL ON SUCH MATTERS.  IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 10.18       Release of Collateral and Guaranty Obligations

(a)           Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of Borrower in connection with any Disposition permitted hereunder, Administrative Agent shall (without notice to, or vote or consent of, any Lender) take such actions as shall be required to release its security interest in any Collateral being Disposed of in such Disposition, and to release any guarantee obligations under any Loan Document of any Person being Disposed of in such Disposition, in each case to the extent necessary to permit consummation of such Disposition in accordance with the Loan Documents.

(b)           Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than indemnity obligations that survive the termination of this Agreement and for which no notice of a claim has been received by Borrower as of such termination) have been paid in full, the Commitments have terminated or expired and no Letter of Credit or L/C Obligations shall be outstanding, then (i) the Collateral shall be released from the Liens created by Collateral Documents and the Collateral Documents and all rights and obligations (other than those expressly stated to survive such termination) of Administrative Agent, any Lender or any other secured party and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person and (ii) upon request of Borrower, Administrative Agent shall (without notice to, or vote or consent of, any Lender) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations under any Loan Document.  Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

Section 10.19       Electronic Execution of Assignments and Certain Other Documents.

The words “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.20       No Advisory or Fiduciary Relationship.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by Administrative Agent and BAS, are arm’s-length commercial transactions between Borrower and its Affiliates, on the one hand, and Administrative Agent and BAS, on the other hand, (ii) Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) Administrative Agent and BAS each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary, for Borrower or any of Affiliates or any other Person and (ii) neither Administrative Agent nor BAS has any obligation to Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) Administrative Agent and BAS and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower and its Affiliates, and neither Administrative Agent nor BAS has any obligation to disclose any of such interests to Borrower or its Affiliates.  To the fullest extent permitted by law, Borrower hereby waives and releases, any claims that it may have against Administrative Agent or BAS with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

[SIGNATURE PAGES FOLLOW.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	CIBER, INC.,
a Delaware corporation

	By:	/s/ Peter Cheesbrough
	Name:	Peter Cheesbrough
	Title:	Executive Vice President/Chief Financial Officer

GUARANTORS:	CIBER ASSOCIATES, LLC,
a Delaware limited liability company

	By:	/s/ Peter Cheesbrough
	Name:	Peter Cheesbrough
	Title:	Executive Vice President/Chief Financial Officer

CIBER INTERNATIONAL, INC.,
a Delaware corporation

	By:	/s/ Peter Cheesbrough
	Name:	Peter Cheesbrough
	Title:	Executive Vice President/Chief Financial Officer

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/ Michael Brashler
	Name:	Michael Brashler
	Title:	Vice President

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender, Swing Line Lender and L/C Issuer

	By:	/s/ David R. Barney
	Name:	David R. Barney
	Title:	Senior Vice President

COMPASS BANK, AN ALABAMA BANKING CORPORATION (HEREIN REFERRED TO AS “BBVA COMPASS”),
as a Lender

By:	/s/ John A. Krusoe
Name:	John A. Krusoe
Title:	Senior Vice President Corporate Banking

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Blake Malia
Name:	Blake Malia
Title:	Assistant Vice President

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Jennifer A. O’Brien
Name:	Jennifer A. O’Brien
Title:	Vice President

UNION BANK, N.A.,
as a Lender

By:	/s/ Christopher Freeman
Name:	Christopher Freeman
Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Philip K. Liebscher
Name:	Philip K. Liebscher
Title:	Senior Vice President

IBM CREDIT LLC,
as a Lender

By:	/s/ Steven A. Flanagan
Name:	Steven A. Flanagan
Title:	Global Credit Officer